UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CURIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2021

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2021 on May 27, 2021 at 10:00 a.m. Eastern Time for the purpose of considering and voting upon the following matters:

1.	To elect two Class I directors for a term of three years;

2.	To approve the Fourth Amended and Restated 2010 Stock Incentive Plan to reserve an additional 11,000,000 shares of common stock for issuance under the plan;

3.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 151,875,000 to 227,812,500;

4.	To approve an advisory vote on executive compensation;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	To transact any other business that may properly come before the meeting or any adjournment thereof.

In light of the continuing coronavirus pandemic, and for the health and well-being of our stockholders, employees and directors, this year’s annual meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the annual meeting online, vote your shares online during the meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2021. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. Your vote is very important to us. Whether or not you plan to attend the annual meeting online, your shares should be represented and voted.

The board of directors has fixed the close of business on March 29, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. A list of registered stockholders as of the close of business on the record date will be available during the annual meeting at www.virtualshareholdermeeting.com/CRIS2021.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials to many of our stockholders via the Internet, in accordance with rules adopted by the Securities and Exchange Commission. If you received only a Notice of Internet Availability of Proxy Materials, or Notice, by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about April [14], 2021 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April [14], 2021.

Please promptly submit your proxy over the Internet, by phone or by mail. You may revoke your proxy at any time before the 2021 Annual Meeting by following the procedures described in the proxy statement. Further information about how to attend the annual meeting online, vote your shares online during the meeting and submit your questions online during the annual meeting is included in the accompanying proxy statement.

All stockholders are cordially invited to attend the virtual meeting.

By Order of the Board of Directors,

James E. Dentzer
President and Chief Executive Officer

Lexington, Massachusetts

April [14], 2021

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, OR TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.

128 Spring Street, Building C — Suite 500

Lexington, Massachusetts 02421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 27, 2021

This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held virtually on May 27, 2021 at 10:00 a.m. Eastern Time and at any adjournments thereof. The annual meeting of stockholders will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2021. Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 27, 2021:

The proxy statement is available at www.proxyvote.com.

We will, upon written or oral request of any stockholder, furnish copies of our 2020 annual report to stockholders, except for exhibits, without charge. Please address all such requests to us at 128 Spring Street, Building C — Suite 500, Lexington, Massachusetts 02421, Attention: Secretary, or telephone: (617) 503-6500.

In accordance with Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the proxy materials, including this proxy statement, our 2020 annual report and the proxy card for the 2021 annual meeting, to many of our stockholders of record as of the record date via the Internet. We will send the Notice of Internet Availability of Proxy Materials, or Notice, to these stockholders on or about April [14], 2021. The Notice contains instructions for accessing and reviewing our proxy materials as well as instructions for voting your proxy via the Internet. If you prefer to receive printed copies of the proxy materials, you can request printed copies of the proxy materials by Internet, telephone or e-mail. If you choose to receive the print materials by mail, you can either (i) complete, date, sign and return the proxy card, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote via telephone (toll free) in the United States or Canada in accordance with the instructions on the proxy card. Voting by Internet or telephone must be completed by 11:59 P.M. Eastern Time on May 26, 2021. If you choose not to receive printed copies of the proxy materials, you can vote via the Internet in accordance with the instructions contained in the Notice.

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voter instruction card for the annual meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How will the annual meeting be held?

This year’s annual meeting will be conducted as a virtual meeting of stockholders. We will host the annual meeting live online via webcast. You will be able to attend the annual meeting online, vote your shares online during the annual meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2021. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. The webcast will start at 10:00 a.m., Eastern Time, on May 27, 2021. You will need the control number included on your proxy card in order to be able to enter the annual meeting online. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2021. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 9:45 a.m., Eastern Time, on May 27, 2021, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/CRIS2021 on the meeting date.

Why is the annual meeting a virtual, online meeting?

To support the health and well-being of our stockholders, employees and directors in light of the continuing coronavirus, or COVID-19, pandemic, our 2021 annual meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2021 annual meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.virtualshareholdermeeting.com/CRIS2021 in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	To elect two Class I directors for a term of three years;

2.	To approve the Fourth Amended and Restated 2010 Stock Incentive Plan to reserve an additional 11,000,000 shares of common stock for issuance under the plan;

3.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 151,875,000 to 227,812,500;

4.	To approve an advisory vote on executive compensation;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Who can vote at the annual meeting?

To be entitled to vote on the above matters, you must have been a stockholder of record at the close of business on March 29, 2021, the record date for the annual meeting. The number of shares entitled to vote at the meeting is 91,519,060 shares of our common stock, which is the number of shares that were outstanding on the record date.

How many votes do I have?

Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following ways:

1.

You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Vote by Internet” instructions on the Notice or the enclosed proxy card.

2.	You may vote by telephone. You may vote your shares by calling 1-800-690-6903 and following the instructions provided, or by following the “Vote by Phone” instructions on the enclosed proxy card.

3.

You may vote by mail. If you received a printed copy of the proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope to vote. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

4.

You may vote your shares online while virtually attending the annual meeting. This year’s annual meeting is a virtual annual meeting of stockholders. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. You will be able to attend the annual meeting online, vote your shares online during the meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2021. You will need your control number included on your Notice or proxy card in order to be able to vote during the annual meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then you may vote:

1.	Over the Internet or by Telephone. You will receive instructions from your bank, brokerage firm or other nominee if they permit Internet or telephone voting. You should follow those instructions.

2.	By Mail. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

3.

Online While Virtually Attending the Annual Meeting. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares online during the meeting. You will need your control number included on your Notice or proxy card in order to demonstrate proof of beneficial ownership and to be able to vote during the annual meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2021.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail or online at the annual meeting.

If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Banks, brokerage firms or other nominees can vote customers’ unvoted shares on discretionary matters, but your bank, brokerage firm or other nominee will not be allowed to vote your shares with respect to certain nondiscretionary items. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

Your bank, brokerage firm or other nominee cannot vote your shares on any matter that is considered nondiscretionary. Proposal 1 — the election of directors, Proposal 2 — the approval of the Fourth Amended and Restated 2010 Stock Incentive Plan, and Proposal 4 — a non-binding advisory vote on executive compensation are considered non-discretionary matters. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to these matters, your bank, brokerage firm or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 3 - the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock and Proposal 5 - the ratification of the appointment of our independent registered public accounting firm are considered discretionary matters, and your bank, brokerage firm or other nominee will be able to vote on these matters even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.

Can I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice before the meeting that you want to revoke your proxy; or

•	voting online while virtually attending the meeting.

Your virtual attendance at the meeting alone will not revoke your proxy. Any mailed revocation sent to Curis must include the stockholder’s name and must be received by the day prior to the annual meeting to be effective.

If you vote your shares over the Internet prior to the annual meeting, only your latest Internet vote submitted prior to the annual meeting will be counted at the annual meeting.

If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting, that is, at least 45,759,531 shares.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. Shares present virtually during the annual meeting will be considered shares of common stock represented in person at the meeting.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Proposal 1 — Election of Directors. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote on the matter is required for the election of directors. Proposal 1 is considered a nondiscretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee.

Proposal 2 — Approval of the Fourth Amended and Restated 2010 Stock Incentive Plan to reserve an additional 11,000,000 shares of common stock for issuance under the plan. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of the Fourth Amended and Restated 2010 Stock

Incentive Plan, or our Fourth Amended and Restated 2010 Plan, to reserve an additional 11,000,000 shares of common stock for issuance under the plan. Proposal 2 is considered a nondiscretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 2. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 2.

Proposal 3 — Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 151,875,000 to 227,812,500. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote will be required for the approval of an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock from 151,875,000 to 227,812,500. Proposal 3 is considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your unvoted shares on Proposal 3. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal. Because this Proposal 3 requires an affirmative vote of the outstanding shares, votes to ABSTAIN will effectively be counted as votes AGAINST the proposal.

Proposal 4 — Approval of an Advisory Vote on Executive Compensation. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of a non-binding advisory vote on executive compensation. Proposal 4 is considered a nondiscretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 4. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, such “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 4.

Proposal 5 — Ratification of Independent Auditors. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Proposal 5 is considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your unvoted shares on Proposal 5. If you ABSTAIN from voting on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 5.

Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or voted online during the meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count, tabulate and certify the votes.

How do I submit a question at the annual meeting?

If you wish to submit a question, on the day of the annual meeting, beginning at 9:45 a.m., Eastern Time on May 27, 2021, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/CRIS2021, click the Q&A button, type your question into the “Submit a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.virtualshareholdermeeting.com/CRIS2021 in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

FOR the election of two Class I directors for a term of three years;

FOR the approval of the Fourth Amended and Restated 2010 Stock Incentive Plan to reserve an additional 11,000,000 shares of common stock for issuance under the plan;

FOR the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 151,875,000 to 227,812,500;

FOR the approval of an advisory vote on the compensation of our named executive officers; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Will any other business be conducted at the annual meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See “Stockholder Proposals for 2022 Annual Meeting” on page 78 of this proxy statement.

Where can I find the voting results?

We are required to report the voting results from the annual meeting in a Current Report on Form 8-K filed with the SEC within four business days following the date of the annual meeting.

Who bears the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

How can I obtain a copy of Curis’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.curis.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

Curis, Inc.

128 Spring Street, Building C — Suite 500

Lexington, MA 02421

Attention: Secretary

(617) 503-6500

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing the requested exhibits.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our secretary at the address or telephone number listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 29, 2021, with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock,

•	each director and director nominee named in this proxy statement,

•	each of our named executive officers for the fiscal year ending December 31, 2020 included in the Summary Compensation Table below; and

•	all directors and executive officers as a group.

As of March 29, 2021, we had 91,519,060 shares of common stock outstanding. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. For each person named in the table below, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying options to purchase common stock that may be exercised within 60 days after March 29, 2021. Such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, we believe that each stockholder in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power over such shares or other relationship.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 128 Spring Street, Building C — Suite 500, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	+	Shares Acquirable Within 60 Days	=	Total Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (2)
5% Stockholders:
Entities affiliated with RA Capital Management, L.P. (3)	7,707,790		—		7,707,790	8.42%
Aurigene Discovery Technologies Limited (4)	5,465,692		—		5,465,692	5.97%
Entities affiliated with Point72 Asset Management, L.P. (5)	5,339,543		—		5,339,543	5.83%
Entities affiliated with Adage Capital Partners, L.P. (6)	5,000,000		—		5,000,000	5.46%
Sio Capital Management, LLC (7)	4,756,438		—		4,756,438	5.20%
Directors and Named Executive Officers:
Martyn D. Greenacre.	26,089		419,000		445,089	*
Kenneth I. Kaitin, Ph.D.	28,121		419,000		447,121	*
Lori A. Kunkel, M.D.	22,200		419,000		441,200	*
Marc Rubin, M.D.	28,819		419,000		447,819	*
James E. Dentzer (8)	67,268		1,887,988		1,955,256	2.09%
Robert E. Martell, M.D., Ph.D.	23,027		586,247		609,274	*
William E. Steinkrauss	45,020		247,544		292,564	*
All current directors and executive officers as a group (7 persons)	240,544		4,397,779		4,638,323	4.84%

*	Less than 1% of the outstanding common stock.
(1)	None of our directors or named executive officers has pledged any of their shares as security.
(2)

The percent of ownership for each stockholder on March 29, 2021 is calculated by dividing (1) the stockholder’s total beneficial ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of (i) 91,519,060 shares of our common stock that were outstanding on March 29, 2021 and (ii) shares of common stock subject to options held by such person that will be exercisable within 60 days of March 29, 2021.

(3)

This information is based on a Schedule 13G filed with the SEC on February 16, 2021 by entities affiliated with RA Capital Management, L.P. (“RA Capital”). RA Capital Healthcare Fund, L.P. (the “Fund”) directly holds 7,129,350 shares of our common stock. A separately managed account (the “Account”) holds 578,440 shares of our common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Account and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Act”), of any of our securities held by the

Fund and the Account. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of our common stock reported in such Schedule 13G. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any of our securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim ownership of the securities reported in such Schedule 13G other than for the purpose of determining their obligations under Section 13(d) of the Act, and the filing of such Schedule 13G shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The principal business address of each reporting person is: c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston MA 02116.
(4)

This information is based on a Schedule 13G filed with the SEC on September 13, 2016 by Aurigene Discovery Technologies Limited. The principal business address of Aurigene Discovery Technologies Limited is 39-40, KIADB Industrial Area, Phase II, Electronic City Hosur Road, Bangalore — 560100 Karnataka India. Aurigene Discovery Technologies Limited has sole voting power and sole dispositive power with respect to all such shares. Dr. Reddy’s Laboratories Ltd. and Dr. Reddy’s Holdings Limited, parent companies of Aurigene Discovery Technologies Limited each are also beneficial holders of all such shares and each also has sole voting power and sole dispositive power with respect to all 5,465,692 shares of our common stock.

(5)

This information is based on a Schedule 13G filed with the SEC on March 22, 2021 by entities affiliated with Point72 Asset Management, L.P. Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC, and Mr. Steven A. Cohen own directly no shares. Pursuant to an investment management agreement, Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Pursuant to an investment management agreement, Cubist Systematic Strategies, LLC maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Cubist Systematic Strategies, LLC. Each of (i) Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to have shared voting power and shared dispositive power with respect to 5,339,543 shares of our common stock and (ii) Cubist Systematic Strategies, LLC and Mr. Cohen may be deemed to have shared voting power and shared dispositive power with respect to 400 shares of our common stock. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC and Mr. Cohen disclaims beneficial ownership of any of the securities covered by such Schedule 13G. The principal business address of each reporting person is 72 Cummings Point Road, Stamford, CT 06902.

(6)

This information is based on a Schedule 13G filed with the SEC on February 1, 2021 by entities affiliated with Adage Capital Partners, L.P. Adage Capital Partners, L.P., a Delaware limited partnership (“ACP”), Adage Capital Partners GP, L.L.C., a limited liability company organized under the laws of the State of Delaware (“ACPGP”), as general partner of ACP, Adage Capital Advisors, L.L.C., a limited liability company organized under the laws of the State of Delaware (“ACA”), as managing member of ACPGP, Robert Atchinson, as managing member of ACA, and Phillip Gross, as managing member of ACA, may each be deemed to have shared voting power and shared dispositive power with respect to 5,000,000 shares of our common stock held directly by ACP. The principal business address of each reporting person is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(7)

This information is based on a Schedule 13G filed with the SEC on February 16, 2021 by Sio Capital Management, LLC (“Sio”). As of December 31, 2020, Sio beneficially owned 4,756,438 shares of our common stock with shared voting power and shared dispositive power. Sio and Sio GP, LLC (the “GP”) act as investment advisor and general partner, respectively, to various clients that are the record owners of our common stock reported on such Schedule 13G. Because Sio’s investment discretion with respect to such clients is subject to oversight by the GP, the GP may be deemed to be the beneficial owner of our common stock owned by such clients. In addition, both Sio and the GP are controlled by Michael Castor. As such, he may be deemed to control the voting and dispositive decisions with respect to, and therefore be the beneficial owner of, the shares of our common stock reported on such Schedule 13G. Neither the filing of such Schedule 13G nor any of its contents shall be deemed to constitute an admission by the GP or Michael Castor that such person is the beneficial owner of any of the equity securities referred to therein for purposes of Section 13(d) of the Exchange Act, or for any other purpose, and such beneficial ownership is expressly disclaimed. The principal business address of each reporting person is 600 Third Avenue, 2nd floor, New York, New York 10016.

(8)	Includes 10,312 shares of unvested restricted common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees for Director

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our board of directors currently consists of two Class I directors, James E. Dentzer and Lori A. Kunkel, M.D., one Class II director, Marc Rubin, M.D., and two Class III directors, Martyn D. Greenacre and Kenneth I. Kaitin, Ph.D. In accordance with our bylaws, our directors may fill existing vacancies on the board of directors. The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2024, 2022 and 2023 respectively, and until their respective successors are elected and qualified. At the 2021 annual meeting, Class I directors stand for reelection.

Our board of directors has nominated James E. Dentzer and Lori A. Kunkel, M.D. as nominees for reelection as Class I directors, to serve for a three-year term, until the 2024 annual meeting of stockholders or until their successors are elected and qualified. Each of the nominees is currently a director. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of common stock represented by proxies will be voted for a substitute nominee designated by the board of directors.

Below are the names, ages and certain other information for each member of the board, including the nominees for election as Class I directors. There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

The following table sets forth our directors and their respective ages and positions:

Name	Age	Position
James E. Dentzer	54	President and Chief Executive Officer, Director
Martyn D. Greenacre (2)(3)	79	Chairman of the Board
Kenneth I. Kaitin, Ph.D. (1)(2)(3)	68	Director
Lori A. Kunkel, M.D. (1)	63	Director
Marc Rubin, M.D. (1)(2)(3)	66	Director

(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the audit committee.

James E. Dentzer has served on our board and as our President and Chief Executive Officer since September 2018. From March 2018 to September 2018, Mr. Dentzer served as our Chief Operating Officer and Chief Financial Officer. From March 2016 to March 2018, Mr. Dentzer served as our Chief Administrative Officer and Chief Financial Officer. Mr. Dentzer has also held the positions of secretary and treasurer from March 2016 to March 2019. Previously, Mr. Dentzer served as Chief Financial Officer of Dicerna Pharmaceuticals, Inc., a biotechnology company, from December 2013 to December 2015. Prior to that, he was the Chief Financial Officer of Valeritas, Inc., a medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the Chief Financial Officer of Amicus Therapeutics, Inc., a

biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as Corporate Controller of Biogen Inc., a biotechnology company, and six years in various senior financial roles at E.I. du Pont de Nemours and Company, a chemical, petroleum and biotechnology company, in the U.S. and Asia. Mr. Dentzer holds a B.A. in philosophy from Boston College and an M.B.A. from the University of Chicago. We believe that Mr. Dentzer’s qualifications to serve on our board include his extensive experience in executive leadership roles of more than 25 years, including his roles at Dicerna Pharmaceuticals, Amicus Therapeutics, Valeritas, and Biogen.

Martyn D. Greenacre has served on our board since February 2000 and has served as Chairman of our board since May 2017. From June 1993 to July 2000, Mr. Greenacre was a director of Creative BioMolecules, Inc., a predecessor life science company of Curis. Mr. Greenacre served as Chairman of Life Mist L.L.C., a privately held company in the field of fire suppression, from September 2001 to December 2016. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Prior to Zynaxis, Mr. Greenacre served in various senior management positions at SmithKline Beecham Limited, a pharmaceuticals company, from 1973 through 1992, including as Chairman of European Operations, and was appointed to its board of directors. Previously, Mr. Greenacre served as a director of Acusphere, Inc., Cephalon, Inc., Formula Pharmaceuticals, Inc., Neostem, Inc. (n/k/a Caladrius) and Orchestra Therapeutics, Inc., and as a director and Chairman of BMP Sunstone Corporation. Mr. Greenacre received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that Mr. Greenacre’s qualifications to serve on our board include his years of experience as President and Chief Executive Officer of various biotech and pharmaceutical companies as well as his experience as a director of other public companies.

Kenneth I. Kaitin, Ph.D. has served on our board since November 2003 and as a Senior Fellow at the Tufts Center for the Study of Drug Development (“CSDD”), an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process, since January 2021. From July 1998 to December 2020, Dr. Kaitin served as the Director of Tufts CSDD. Since August 2014, Dr. Kaitin has held a primary appointment as Professor of Public Health and Community Medicine at the Tufts University School of Medicine, as well as secondary appointments as Professor of Medicine and Professor of Integrative Physiology and Pathobiology at Tufts University School of Medicine. In December 2014, Dr. Kaitin received the appointment of Advisory Professor at Shanghai Medical College of Fudan University. Dr. Kaitin has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel since September 1999. At the Tufts University School of Medicine, Dr. Kaitin was a Research Associate Professor of Medicine from October 2003 to May 2008 and a Research Professor from May 2008 to August 2014. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. An internationally recognized expert on the science of drug development, Dr. Kaitin is regularly quoted in the business and trade press on R&D trends in the research-based drug industry and new models of innovation. In 2011, Dr. Kaitin received the Dr. Louis M. Sherwood Award granted by the Academy of Pharmaceutical Physicians and Investigators, and in 2020, he was named a Global Fellow in Medicines Development by the International Federation of Pharmaceutical Physicians. Dr. Kaitin is a former Editor-in-Chief of the Drug Information Journal, and from 1997 to 1998 he was President of the Drug Information Association. He is currently Editor-in-Chief of Expert Review of Clinical Pharmacology, and he serves on the editorial boards of a number of peer-review journals. Dr. Kaitin serves as an expert consultant to the U.S. Department of Defense on Bioterror Countermeasure issues. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. We believe that Dr. Kaitin’s qualifications to serve on our board include his expertise in the economics of drug development and biopharmaceutical innovation and his extensive knowledge on a broad range of drug development and life-sciences industry issues.

Lori A. Kunkel, M.D. has served on our board since November 2016. Since April 2012, Dr. Kunkel has been the principal owner of LAK505, LLC (f/k/a D2D, LLC) a drug development consulting company that provides strategic, clinical, clinical/regulatory and technical advice to pharmaceutical and biotechnology companies and investment firms from diligence to development. From October 2013 to October 2014, Dr. Kunkel served as the Acting Chief Medical Officer of Loxo Oncology, Inc., a biopharmaceutical company, and from December 2011 to August 2013, she served as the Chief Medical Officer of Pharmacyclics, Inc., a biopharmaceutical company. Dr. Kunkel also served as Chief Medical Officer/consultant at ACT Biotech, Inc., a biotechnology company, and at Syndax Pharmaceuticals, Inc., a biopharmaceutical company, from February 2009 to December 2011. She held the position of Chief Medical Officer, Vice President of Clinical Development at Proteolix, Inc., a biopharmaceutical company, from January 2007 to January 2009, and the position of Vice President, Clinical Development of Xencor, Inc., a biopharmaceutical company, from August 2005 to January 2007. Dr. Kunkel was an independent clinical immunology/oncology consultant from March 2003 to August 2005. From May 2000 to March 2003, Dr. Kunkel served as Vice President, Medical Affairs at Genitope Corporation, a biotechnology company. From September 1998 to May 2000, she served as Lead Clinical Scientist on Rituxan and Clinical Team Leader at Genentech, Inc., a biotechnology company, and as Associate Director, Clinical Development, Oncology at Chiron Corporation, a biotechnology company, from July 1997 to September 1998. From July 1995 to May 1997, Dr. Kunkel held various positions at Baxter Healthcare, Immunotherapy Division. Dr. Kunkel also serves as a director of Nutrix Therapeutics, Inc., a privately held preclinical stage biotechnology company, Maverick Therapeutics, Inc., a privately held preclinical stage biotechnology company, and ORIC Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Dr. Kunkel previously served on the board of directors of Loxo Oncology, Amphivena, Harpoon Therapeutics, Inc. and Tocagen Inc. Dr. Kunkel received her B.A. in Biology from the University of California San Diego and an M.D. from the University of Southern California. She completed her internal medicine internship and residency at Baylor College of Medicine, Affiliated Hospitals. In addition, she completed her hematology fellowship at University of Southern California and her medical oncology fellowship at University of California Los Angeles. We believe that Dr. Kunkel’s qualifications to serve on our board include her expertise in hematology and oncology as well as her extensive and valuable industry experience with pharmaceutical and biotechnology companies developing and commercializing oncologic/immunologic therapies.

Marc Rubin, M.D. has served on our board since June 2010. Since May 2009, Dr. Rubin has served as Executive Chairman of Titan Pharmaceuticals, Inc., a biopharmaceutical company, and he served as its President and Chief Executive Officer from October 2007 to December 2008. From June 2006 to February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma AG, a pharmaceutical company, as well as a member of the Executive Committee of Bayer HealthCare LLC, a pharmaceutical and medical products company and subsidiary of Bayer AG, and the Board of Management of Bayer Schering Pharma AG. From October 2003 until the merger of Bayer AG and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, Inc., a division of Schering AG. From January 1990 to August 2003, Dr. Rubin held various positions in global clinical and commercial development at GlaxoSmithKline plc, a healthcare company, as well as the position of Senior Vice President of Global Clinical Pharmacology & Discovery Medicine from 2001 to 2003. Prior to his pharmaceutical industry career, Dr. Rubin completed subspecialty training and board certification in both medical oncology and infectious diseases at the National Cancer Institute within the National Institutes of Health from 1983 to 1986. From September 1986 to December 1989, Dr. Rubin also served as an Investigator and on the Senior Staff of the infectious diseases section at the National Cancer Institute. Dr. Rubin also serves as a director of Galectin Therapeutics Inc., a biotechnology company, and Soricimed Biopharma, Inc., a privately-held drug development company. Previously, Dr. Rubin served as a director of FirstString Research, Inc., Gemmus Pharma, Inc., Medarex, Inc., the Rogosin Institute and Surface Logix, Inc. Dr. Rubin holds an M.D. from Cornell University Medical College. We believe that Dr. Rubin’s qualifications to serve on our board include his extensive experience in clinical development as well as his medical, commercial and scientific expertise having held executive-level clinical development positions with Bayer Schering Pharma AG, Schering AG and GlaxoSmithKline plc.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF JAMES E. DENTZER AND LORI A. KUNKEL, M.D. TO SERVE AS CLASS I DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that Curis is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors — Corporate Governance section of our website, www.curis.com. Alternatively, you can request a copy of any of these documents by writing to our secretary at the following address: Curis, Inc., 128 Spring Street, Building C — Suite 500, Lexington, MA 02421.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Curis and our stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide that:

•	the board of directors’ principal responsibility is to oversee the management of Curis;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	periodically, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a listed company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of Mr. Greenacre, Dr. Kaitin, Dr. Kunkel or Dr. Rubin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market Marketplace Rules. In addition, our board has determined that all of the members of the audit committee, the compensation committee, and the nominating and governance committee are independent as defined under the Nasdaq Stock Market Marketplace Rules, including, (i) in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and (ii) in the case of all members of the compensation committee, the enhanced independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Board Meetings and Attendance

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors then serving attended the 2020 virtual annual meeting of stockholders. The board met twenty-two times during the fiscal year ended December 31, 2020, either in person, by teleconference or by video conference. During the fiscal year ended December 31, 2020, each of our directors attended at least 75% of the aggregate of the total number of board meetings and meetings of all committees of the board on which they then served.

Board Leadership Structure

Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. Accordingly, our Board has appointed Mr. Greenacre, an independent director within the meaning of Nasdaq rules (see “Determination of Independence’ above), as the Chairman of the Board of Directors. Mr. Greenacre’s duties as Chairman of the Board include the following:

•	chairing meetings of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

•	facilitating communications between other members of our board and our chief executive officer;

•	preparing or approving the agenda for each board meeting;

•	determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board.

Our board decided to separate the roles of Chairman and Chief Executive Officer because it believes that this leadership structure offers the following benefits:

•	increasing the independent oversight of Curis and enhancing our board’s objective evaluation of our chief executive officer;

•	freeing our chief executive officer to focus on company operations instead of board administration;

•	providing our chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our board;

•	enhancing the independent and objective assessment of risk by our board; and

•	providing an independent spokesman for our company.

Board’s Role in Risk Oversight

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. Our board of directors and its committees oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks, providing input on those policies and practices, and periodically discussing with management its evaluation of the effectiveness of such policies and procedures. In general, our (i) board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks, (ii) audit committee oversees risk management activities related to financial controls, data privacy and cybersecurity, (iii) compensation committee oversees risk management activities relating to our compensation policies, programs and practices and management succession planning, and (iv) nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and corporate governance policies and procedures. Each committee reports to our full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

With regards to cybersecurity, management periodically reports such risks to our audit committee or as needed to the chair of the audit committee. Based on the size and stage of development of our company, we have implemented certain processes and technology, and work with third-party vendors, to minimize the occurrences and impact of unauthorized access to our network, computers, programs and data. Our mitigation processes include management and monitoring of physical security, wireless access points, data backup and recovery, user security, antivirus protection, firewall and various levels of access authorizations on computer equipment, email and network access. Our data may also be managed and stored by our vendors on their systems with appropriate processes to protect such data.

Board Committees

Our board has established three standing committees — audit, compensation and nominating and corporate governance — each of which operates under a charter that has been approved by our board. Current copies of the charters of the audit committee, compensation committee, and nominating and corporate governance committee are posted on the Investors — Corporate Governance section of our website, www.curis.com.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•

pre-approving all audit and non-audit services of our independent registered public accounting firm, except for de minimis non-audit services which are approved in accordance with applicable SEC rules,

including meeting with our independent registered public accounting firm prior to the annual audit to discuss the planning and staffing of the audit;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, earnings releases and other publicly disseminated financial information;

•

reviewing and discussing with our independent registered public accounting firm matters concerning the quality, not just the acceptability, of our accounting determinations, particularly with respect to judgmental areas;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies, including risks relating to data privacy and cybersecurity;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management on a quarterly basis;

•	reviewing and approving or ratifying any related person transactions;

•

establishing, and periodically reviewing, complaint procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules, which is included on page 26 of this proxy statement.

The members of the audit committee are Mr. Greenacre (Chair), Dr. Kaitin and Dr. Rubin. The audit committee met five times during the fiscal year ended December 31, 2020, either in person, by teleconference or by video conference. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The compensation committee’s responsibilities include:

•	determining the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 29 of this proxy statement;

•	preparing the compensation committee report required by SEC rules, which is included on page 57 of this proxy statement; and

•	reviewing and making recommendations to the board with respect to management succession planning.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive Officer and Director Compensation Processes.”

The members of the compensation committee are Dr. Kaitin, Dr. Kunkel and Dr. Rubin (Chair). The compensation committee met seven times during the fiscal year ended December 31, 2020, either in person, by teleconference or by video conference.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	overseeing an annual evaluation of the board;

•	overseeing the evaluation of the effectiveness of the audit function;

•	periodically reviewing the composition of each board committee and the establishment or dissolution of additional board committees; and

•	periodically reviewing and reassessing the adequacy of the corporate governance guidelines.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

The members of the nominating and corporate governance committee are Mr. Greenacre, Dr. Kaitin (Chair) and Dr. Rubin. The nominating and corporate governance committee met twice during the fiscal year ended December 31, 2020, either in person, by teleconference or by video conference.

Executive Officer and Director Compensation Processes

The compensation committee oversees our compensation programs. In this capacity, the compensation committee determines and approves all compensation related to our executive officers. In addition, the compensation committee periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The compensation committee also has authority to commission compensation surveys or studies as the need arises. Periodically, the compensation committee retains an independent third party compensation consultant to review director and officer compensation. The compensation committee has periodically retained Willis Towers Watson as an independent third party compensation consultant. In October 2016, the compensation committee retained Willis Towers Watson to review director and officer compensation, officer employment agreements and severance policies, rank and file employee compensation, and to conduct a new peer group analysis and share usage analysis that helped inform the compensation committee’s compensation decisions for 2017. In January 2018, the compensation committee retained Willis Towers Watson to review director and officer compensation, officer employment agreements and severance policies as compared to the peer group, to conduct a share usage analysis, and to provide advice related to the amendment and restatement of our Second Amended and Restated 2010 Stock Incentive Plan, or our Second Amended and Restated 2010 Plan. The compensation committee retained Willis Towers Watson to review compensation recommendations for officer and employee base salary increases, annual bonus payments for officers and employees, and annual option grants for directors and officers in January 2019 and November 2019. In November 2020, the compensation committee retained Willis Towers Watson to review and update the company’s peer group for 2021 executive officer compensation. The compensation committee has determined that there are no conflicts of interest or other applicable factors affecting independence with its retention of Willis Towers Watson, as required by Nasdaq Stock Market Marketplace Rules.

The compensation committee typically seeks the chairman of the board’s input in compensation matters involving our president and chief executive officer (to the extent the chairman of the board is not then also a member of the compensation committee). Our president and chief executive officer provides input on all other executive officer compensation matters including the appropriate mix of compensation, which the compensation committee considers when determining compensation for such other officers. Our president and chief executive officer is not present during the compensation committee’s voting or deliberations regarding his compensation.

Risks Arising from Compensation Policies and Practices

Employee compensation generally consists of salary, stock option awards and, depending on overall company performance and the successful achievement of objectives set forth in an annual short-term incentive program, cash bonus payments. We have reviewed our compensation policies and practices for all employees and have concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, retaining a search firm, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines and its charter. These criteria include assessments of the candidate’s integrity, business acumen, knowledge of our business and industry, experience, ability to exercise sound judgment, freedom from conflicts of interest, ability to act in the interests of all stockholders and ability to serve for at least five years. Our nominating and corporate governance charter provides that the value of diversity on our board should be considered by the nominating and corporate governance committee. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. We do not discriminate against candidates based on their race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 128 Spring Street, Building C — Suite 500, Lexington, MA 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for all candidates.

Stockholders also have the right under our bylaws to nominate director candidates by following the procedures set forth under “Stockholder Proposals for 2022 Annual Meeting.”

Communicating with the Board of Directors

The board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for all directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to: Chairman of the Board of Directors, c/o Secretary, Curis, Inc., 128 Spring Street, Building C — Suite 500, Lexington, MA 02421, or via email at info@curis.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have posted a current copy of this code on the Investors — Corporate Governance section of our website, www.curis.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers of, any provision of the code.

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Curis is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a material interest, directly or indirectly.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report such proposed transaction to our chief financial officer and/or general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the committee. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed periodically. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the committee determines that, taking into account all of the circumstances, the transaction is not inconsistent with Curis’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate, which shall be deemed conditions precedent to approval and/or consummation of such transaction.

In addition to transactions excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are excluded from classification as related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) who is a participant in the transaction, where (a) the related person and all other related persons own, in the aggregate, less than 10% of the equity interests in such entity, and (b) the related person and his or her immediate family members are neither involved in the negotiation of the terms of the transaction, nor receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by the provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

Aurigene Discovery Technologies Limited

In January 2015, we entered into an exclusive collaboration agreement for the discovery, development and commercialization of small molecule compounds in the areas of immuno-oncology and selected precision oncology targets with Aurigene Discovery Technologies Limited, or Aurigene. As of March 29, 2021, Aurigene beneficially owned approximately 5.97% of our outstanding shares of common stock.

Under the collaboration agreement, Aurigene granted us an option to obtain exclusive, royalty-bearing licenses to relevant Aurigene technology to develop, manufacture and commercialize products containing certain compounds anywhere in the world, except for India or Russia, which are the territories retained by Aurigene. We have licensed four programs under the Aurigene collaboration. For each of our licensed programs, we are obligated to use commercially reasonable efforts to develop, obtain regulatory approval for, and commercialize at least one product in each of the United States, specified countries in the European Union, and Japan, and Aurigene is obligated to use commercially reasonable efforts to perform its obligations under the development plan for such licensed program in an expeditious manner. Subject to specified exceptions, we and Aurigene agreed to collaborate exclusively with each other on the discovery, research, development and commercialization of programs and compounds within immuno-oncology for an initial period of approximately two years from the effective date of the collaboration agreement. At our option, and subject to specified conditions, we may extend such exclusivity for up to three additional one-year periods by paying to Aurigene additional exclusivity option fees on an annual basis. We exercised the first one-year exclusivity option in 2017 and paid the exclusivity fee of $7.5 million in two equal installments in 2017. We have not exercised an additional one-year exclusivity option and such option for additional one-year exclusivity periods has expired.

We initially issued to Aurigene 3,424,026 shares of our common stock valued at $24.3 million in partial consideration for the rights granted to us under the collaboration agreement. We also agreed to make specified research payments, option exercise fees and milestone payments under the collaboration agreement. In September 2016, we entered into an amendment to the collaboration agreement, pursuant to which, in exchange for our issuance to Aurigene of 2,041,666 shares of our common stock, Aurigene waived payment of up to a total of $24.5 million in milestones and other payments associated with the first four programs in the collaboration that may have become due to Aurigene under the collaboration agreement. Since January 1, 2020, we have not made any cash payments to Aurigene pursuant to the collaboration agreement, and our aggregate cash payments to Aurigene since the inception of the collaboration agreement are $22.0 million.

In February 2020, we and Aurigene further amended our collaboration agreement. Under the terms of the amended agreement, Aurigene will fund and conduct a Phase 2b/3 randomized study evaluating CA-170, in combination with chemoradiation, in approximately 240 patients with non-squamous non-small cell lung cancer. In turn, Aurigene receives rights to develop and commercialize CA-170 in Asia, in addition to its existing rights in India and Russia, based on the terms of the original agreement. We retain U.S., European Union, and rest of world rights to CA-170, and are entitled to receive royalty payments on potential future sales of CA-170 in Asia.

In addition to the collaboration agreement, in June 2017, we entered into a master development and manufacturing agreement with Aurigene for the supply of drug substance and drug product, under which we have made cash payments to Aurigene of $1.0 million in 2020, $1.4 million in 2019, $0.6 million in 2018 and $0.8 million in 2017.

Epi-Cure Pharmaceuticals, Inc.

On October 17, 2018, we entered into an exclusive option and license agreement with Epi-Cure Pharmaceuticals, Inc., a privately held early-stage biotechnology company. Robert E. Martell, M.D., Ph.D., our head of research and development and a former director of the Company, is a founder of Epi-Cure, was formerly an officer and director of Epi-Cure, and is currently a holder of a convertible promissory note to Epi-Cure and beneficially owns more than 10% of the outstanding shares of Epi-Cure common stock. Under the terms of the agreement, Epi-Cure granted us an exclusive option to certain program compounds that may arise during the initial research and development period, and any extension thereof. In accordance with the terms of the agreement, we and Epi-Cure extended the research and development period until April 16, 2020. In June 2020, we decided not to exercise our option to license the program compounds, and the agreement expired.

Upon execution of the agreement, we agreed to pay Epi-Cure a transaction payment of $105,000 for legal and consulting costs incurred by Epi-Cure. Under the terms of the agreement, Epi-Cure had primary responsibility for conducting research and development activities and we were responsible for funding up to $502,750 of the research and development program costs and expenses during the initial research and development period. If, after the end of the initial research and development period and any extension thereof, we elected to exercise our option to license the program compounds, we agreed to make a license fee payment of $2.0 million and agreed to be responsible for the development and commercialization of products that may have resulted from the collaboration. We also agreed to make cash payments to Epi-Cure of up to $63.0 million subject to successful achievement of certain patent, development, clinical, drug approval and commercial sales milestones and also agreed to pay Epi-Cure mid-single digit royalties on net product sales if product candidates derived from this collaboration were successfully developed.

Epi-Cure retained the right to opt in to co-develop and share in profits upon initiation of a phase 2 clinical study, in which event we agreed to share in any development costs and profits on a 50/50 basis. Epi-Cure also had the right to opt-out of co-development/co-profit in which case they would have received royalty payments in lieu of profit-sharing.

Each party had the right to terminate the agreement for uncured material breach by the other party. We had the right to terminate the agreement for our convenience upon sixty days prior written notice. The agreement also set forth customary terms regarding each party’s intellectual property ownership rights, representations and warranties, indemnification obligations, confidentiality rights and obligations, patent prosecution, and maintenance and defense rights and obligations.

We made cash payments of $0.1 million and $0.3 million to Epi-Cure for 2020 and 2019, respectively, pursuant to the collaboration agreement, including payments related to its chemistry services provider on Epi-Cure’s behalf.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

The responsibilities of the audit committee are set forth in the charter of the audit committee. The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2020, and has discussed these financial statements with our management and our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent integrated audit of our annual financial statements and, as required, our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on the results of their integrated audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the PCAOB Auditing Standard No. 1301. PCAOB Auditing Standard No. 1301 requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies, including policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and

•	written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.”

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence from Curis. The audit committee has also received written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.”

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the audit committee of our board of directors.

Martyn D. Greenacre (Chair)

Kenneth I. Kaitin, Ph.D.

Marc Rubin, M.D.

Independent Registered Public Accounting Firm’s Fees and Other Matters

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2020	2019
Audit Fees (1)	$686,000	$600,000
All Other Fees (2)	1,800	1,800

Total Fees	$687,800	$601,800

(1)

Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting with respect to 2019, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees of $265,000 and $80,000 for 2020 and 2019, respectively, associated with comfort letters, consent letters for our 2020 and 2019 registration statements, and the audit of our royalty interest purchase transaction in 2019. 100% of audit fees for 2020 and 2019 were pre-approved by the audit committee. The 2020 and 2019 amounts exclude reimbursement of out-of-pocket expenses of approximately $651 and $2,800 for 2020 and 2019, respectively.

(2)

Other fees consist of an annual license fee for use of accounting research software. None of the other fees incurred during 2020 and 2019 were for services provided under the de minimis exception to the audit committee pre-approval requirements. 100% of these fees for 2020 and 2019 were pre-approved by the audit committee.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the audit committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for our named executive officers identified in the “Summary Compensation Table” or our “named executive officers.”

For the fiscal year ending December 31, 2020, our named executive officers were:

•	James E. Dentzer, our president and chief executive officer;

•	Robert E. Martell, M.D., Ph.D., our head of research and development; and

•	William E. Steinkrauss, our chief financial officer.

We held our most recent “say-on-pay” advisory stockholder vote on the compensation of our executive officers at the 2020 annual meeting. This advisory vote was supported by our stockholders with 93.08% of the voted shares voting “for” such proposal. Our compensation committee considered the results of this advisory stockholder vote in determining the compensation for our executive officers in 2021. The compensation committee continues to believe that its pay-for-performance philosophy in determining the compensation of executive officers, as further described herein, best achieves the desired alignment of our compensation objectives.

The compensation paid to our named executive officers in 2020 reflected our primary compensation objectives of attracting and retaining key executive officers critical to our long-term success, recognizing and rewarding overall company performance and each executive officer’s individual performance and level of responsibility and continuing to align our executive officers’ incentives with stockholders’ interests. Cash compensation, including annual cash bonus incentives, is a basic element of our executive officers’ total compensation. In addition, a significant portion of our executive officers’ realizable compensation is tied to the performance of our company and our stock price. We believe stock-based compensation aligns our executive officers’ interest and our stockholders’ interest in incentivizing our executive officers to achieve performance objectives and to create long-term stockholder value. If our executive officers are unable to create long-term stockholder value and the price of our stock declines, then the realizable value of such executive officer’s long-term stock-based compensation also declines. Consistent with its pay-for-performance philosophy, our compensation committee may elect to decrease any executive officer’s compensation, or take other corrective or remedial steps, for non-performance.

2020 Pay-for-Performance

Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our board of directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

In 2020, the compensation committee adhered to its long-standing pay-for-performance philosophy. As such, a significant portion of total 2020 executive compensation was comprised of cash incentives and long-term compensation based on corporate performance. Despite financial resource challenges that the company faced at the beginning of 2020 and the outbreak of the COVID-19 pandemic, we achieved a number of key corporate goals and objectives in 2020, including:

COVID-19 Response

•

During the COVID-19 pandemic, we implemented several clinical and operational measures to support the safety of patients, staff, and study investigators as we continued to conduct our clinical trials and maintained close contact with our partners and manufacturers to manage drug supply; and

•

We also implemented a remote working environment and restricted business travel to help maintain the safety of our employees, families and community. To support our employees and to maintain our core values of respect, commitment and innovation, succeeding together, and sustaining our positivity throughout the course of 2020, we held weekly virtual company meetings to stay connected and employee engagement activities from time to time.

Capital and Securities Position

•

Over the course of 2020 and during the COVID-19 pandemic, we endeavored to manage our cash and capital resources, and to raise capital through financing transactions to extend our cash runway. At the end of February 2020, we entered into a Common Stock Purchase Agreement with Aspire Capital Fund, LLC, or Aspire, under which Aspire is committed to purchase up to $30 million of shares of our common stock over the term of the agreement. As of March 29, 2021, we have received aggregate gross proceeds of $8.4 million from sales under our agreement with Aspire.

•

In March 2020, we entered into a Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC, or JonesTrading, to sell from time to time up to $30.0 million of our common stock through an “at the market” offering program. We terminated the sales agreement with JonesTrading in December 2020, as of which time we had raised aggregate gross proceeds of $8.3 million under the program.

•	In June 2020, we completed a registered direct offering under which we raised gross proceeds of $17.5 million.

•

In December 2020, we completed a public offering pursuant to which we raised gross proceeds of $169.6 million, enabling us to extend our cash runway, which based upon our current operating plan and our existing cash, cash equivalents and investments of $183.1 million as of December 31, 2020, should enable us to fund our operating expenses and capital expenditure requirements into 2024.

•

We increased our external visibility by presenting at a number of virtual conferences over the course of 2020, such as the 19th Annual Needham Virtual Healthcare Conference, the Cantor Fitzgerald Global Healthcare Conference, the H.C. Wainwright & Co. 22nd Annual Global Investment Conference, and the H.C. Wainwright & Co. 6th Annual Israel Conference.

CA-4948 (orally available small molecule inhibitor of IRAK4)

•	In July 2020, we commenced enrollment in our Phase 1 open-label, single arm dose escalating trial of CA-4948 in patients with acute myeloid leukemia, or AML, and myelodysplastic syndromes, or MDS;

•

In November 2020, we entered into a Cooperative Research and Development Agreement, or CRADA, with the National Cancer Institute for the development of CA-4948 under the NCI Experimental Therapeutics Program, or NExT;

•

We and our clinical researchers presented three posters on CA-4948 at the American Society of Hematology Annual Meeting, or ASH, in December 2020. The first presentation pertained to the tolerability, pharmacokinetics and activation of CA-4948 in our ongoing Phase 1 open-label dose escalating clinical trial of CA-4948 in patients with non-Hodgkin lymphomas, including those with Myeloid Differentiation Primary Response Protein 88, or MYD88, alterations. The second poster was with respect to our ongoing Phase 1 open-label, single arm dose escalating clinical trial of CA-4948 in patients with AML and MDS. The third poster presented the study design of combining CA-4948 with ibrutinib in hematologic malignancies; and

•

At ASH, we announced (i) updated preliminary data from our ongoing Phase 1 open-label dose escalating clinical trial of CA-4948 in patients with non-Hodgkin lymphomas, including those with MYD88 alterations, showing durable and dose-dependent reductions in tumor burden, and (ii) positive preliminary data from our ongoing Phase 1 open-label, single arm dose escalating clinical trial of CA-4948 in patients with AML and MDS, and held a virtual webcast event to discuss the key findings.

CI-8993 (anti-VISTA antibody)

•	In January 2020, we expanded our pipeline by entering into an Option and License Agreement with ImmuNext for the development and commercialization of CI-8993;

•	In June 2020, we obtained clearance from the U.S. Food and Drug Administration of our Investigational New Drug application for CI-8993;

•	In September 2020, we began enrollment in our Phase 1a/1b trial of CI-8993 in patients with solid tumors; and

•

We and our clinical researchers presented a trial in progress poster of our Phase 1a/1b study of CI-8993 in patients with solid tumors at the Society for Immunotherapy of Cancer Annual Meeting in November 2020.

Fimepinostat (CUDC-907, an oral small molecule HDAC/PI3K inhibitor)

•	In January 2020, we entered into a services and collaboration agreement with DarwinHealth to conduct analytical research to characterize potential biomarkers and tumor subtype alignments; and

•

At the end of May 2020, we and our clinical researchers presented a poster on our Phase 1 trial combining rapid determination of drug-drug interaction followed by a dose finding period to assess safety and preliminary efficacy of fimepinostat in combination with venetoclax in patients with aggressive B-cell lymphoma at the American Society of Clinical Oncology, or ASCO. In March 2020, we announced that although we observed no significant drug-drug interaction in our Phase 1 study of fimepinostat in combination with venetoclax, we did not see an efficacy signal that would warrant continuation of the study. Accordingly, no further patients will be enrolled in this study. We are currently evaluating future studies for fimepinostat.

CA-170 (an oral small molecule VISTA/PDL1 antagonist)

•

In February 2020, we and Aurigene further amended our collaboration agreement. Under the terms of the amended agreement, (i) Aurigene received Asia rights for CA-170 and Curis is entitled to receive royalty payments in Asia, and (ii) Aurigene agreed to fund and conduct a Phase 2/3 randomized Study of CA-170 in patients with non-squamous non-small cell lung cancer.

In accordance with the compensation committee’s long-standing pay-for-performance philosophy, the compensation committee considered the overall performance and financial condition of the company, as well as each individual executive officer’s contributions, in determining executive officer compensation for 2020. In March 2020, taking into consideration the results of the 2017 benchmarking assessment, the 2018 evaluation, the 2019 evaluation, and the 2020 evaluation, each as described below; the mix of cash compensation and short term incentive compensation; the value of such stock option grants to align our executive officers’ interests with the interests of our stockholders; the compensatory value of such stock option grants; and the number of shares available for grant under our Third Amended and Restated 2010 Stock Incentive Plan, as amended, or our Third Amended and Restated 2010 Plan, the compensation committee granted stock options and established short-term cash incentive payment amounts to incentivize Mr. Dentzer, Dr. Martell and Mr. Steinkrauss to achieve a number of objectives including (i) continued execution of our clinical development programs with the focus to initiate studies and generate initial data for each of our programs within certain target timeframes in 2020, (ii) evaluation of translational science and preclinical studies to further support the development of certain development programs, (iii) increasing our external presence in both clinical and investor communities in order to help potentially increase stockholder value over time through stock price growth, (iv) management of current cash and resources, (v) raising additional capital, and (vi) completing our facilities planning and relocation.

In January 2021, taking into consideration the key corporate goals and objectives achieved in 2020, including the expansion of our pipeline, management of cash and capital resources, raising of capital through financing transactions, the endeavor to progress our clinical development programs during the COVID-19 pandemic as we implemented a remote working environment and measures to support the safety of employees and patients, our increased visibility in both clinical and investor communities, and the achievement of certain development objectives including generating positive preliminary data from our ongoing Phase 1 studies of CA-4948, the compensation committee awarded cash incentive payments to Mr. Dentzer, Dr. Martell and Mr. Steinkrauss at 148.5% of each such executive officer’s incentive target in the amount of $476,685, $261,954 and $201,960, respectively.

Benchmarking Assessments and Evaluations

In January 2017, the compensation committee retained Willis Towers Watson to conduct a benchmarking assessment, which we refer to as the 2017 benchmarking assessment, based upon comparative compensation data for 17 companies in our industry consisting of a mix of mid-to-late stage, multi-drug, pre-commercial companies and smaller commercial companies with pipelines similar to our stage of development, which we refer to as the 2017 peer group. In selecting the 2017 peer group, the compensation committee considered companies with the following criteria: market cap of approximately 0.5x to 5x of Curis, up to approximately 3x of Curis revenue, net income of less than $40 million, less than 350 employees, and annual research and development expense of greater than $20 million. The 2017 peer group companies were:

Achillion Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.
Agenus Inc.	Infinity Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.	Keryx Biopharmaceuticals Inc.
Arena Pharmaceuticals, Inc.	NantKwest, Inc.
Ariad Pharmaceuticals Inc.	IVERIC bio, Inc.
Atara Biotherapeutics, Inc.	Otonomy, Inc.
Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.
Epizyme, Inc.	Sarepta Therapeutics, Inc.
Geron Corporation

The elements of executive compensation included in the benchmarking assessment consisted of base salary, short-term annual incentive compensation opportunities, total cash compensation, the fair value of long-term incentive awards and actual total direct compensation for each of our executive officers as compared to the 2017 peer group companies. Willis Towers Watson conducted a competitive analysis of compensation at the 25th, 50th, and 75th percentiles of the relevant data.

In January 2018 and 2019, the compensation committee elected not to do a new benchmarking assessment, but retained Willis Towers Watson to conduct certain evaluations. The 2018 evaluation assessed director and officer compensation, officer employment agreements and severance policies as compared to the 2017 peer group. The elements of executive compensation included in the 2018 evaluation consisted of base salary, short-term annual incentive compensation opportunities, total cash compensation, the fair value of long term incentive awards and actual total direct compensation for each of our executive officers as compared to the 2017 peer group. Willis Towers Watson conducted a competitive analysis of compensation at the 25th, 50th, and 75th percentiles of the relevant data. The 2019 evaluation reviewed compensation recommendations for officer and employee base salary increases, annual bonus payments for officers and employees, and annual option grants for directors and officers. The compensation committee considered the results of the 2017 benchmarking assessment, the 2018 evaluation and the 2019 evaluation in setting 2018 and 2019 executive compensation.

In November 2019, the compensation committee retained Willis Towers Watson to review compensation recommendations for officer and employee base salary increases, annual bonus payments for officers and employees, and annual option grants for directors and officers, which we refer to as the 2020 evaluation. As part of this evaluation, the compensation committee elected to revise the list of peer group companies to remove companies which no longer fit our peer group criteria and replace them with new clinical-stage companies with market capitalizations that are better aligned with ours. In setting the 2020 executive compensation, the compensation committee considered the 2017 benchmarking assessment, the results of the evaluations conducted in 2018, 2019 and 2020, the company’s revised proxy peer group, and the Radford Global Life Sciences survey market data for companies with 50-149 employees as of October 2017 and aged to January 2019. The revised peer group companies for 2020 were:

Achillion Pharmaceuticals, Inc.	Aduro Biotech, Inc.
Agenus Inc.	Celldex Therapeutics, Inc.
Atara Biotherapeutics, Inc.	CTI BioPharma Corp.
Cytokinetics, Incorporated	Idera Pharmaceuticals, Inc.
Geron Corporation	Seres Therapeutics, Inc.
Infinity Pharmaceuticals, Inc.	Mei Pharma, Inc.
NantKwest, Inc.	NewLink Genetics Corporation
IVERIC bio, Inc.
Otonomy, Inc.

In November 2020, the compensation committee retained Willis Towers Watson to update the company’s peer group in setting 2021 executive compensation. The proposed 2021 peer group was based upon comparative compensation data for 17 companies in our industry, taking into account the 12-month trailing market capitalization of our company and the following criteria:

•	market capitalization of approximately 1.3x to 4x of Curis’s market capitalization as of November 1, 2020 (between $20 million and $250 million);

•	12-month trailing market capitalization of approximately 1.3x to 4x of Curis’s market capitalization as of November 1, 2020 (between $15 million and $200 million);

•	headcount of approximately 0.75x to 1.5x of Curis’s market capitalization as of November 1, 2020 (between 35 to 75 employees);

•	revenue of less than $100 million;

•	financial profile;

•	product pipeline profile;

•	therapeutic area; and

•	management input.

In January 2021, the compensation committee adopted the following peer group, which we refer to as the 2021 peer group, in setting 2021 compensation for our named executive officers:

Atara Biotherapeutics, Inc.	Infinity Pharmaceuticals, Inc.
Alpine Immune Sciences, Inc.	Kezar Life Sciences, Inc.
Chimerix, Inc.	La Jolla Pharmaceutical Co.
Concert Pharmaceuticals, Inc.	Mei Pharma, Inc.
CTI BioPharma Corp.	Otonomy, Inc.
Cytokinetics, Incorporated	Seres Therapeutics, Inc
Exicure, Inc.	Sio Gene Therapies, Inc.
Genocea Biosciences, Inc.	Syros Pharmaceuticals, Inc.
Idera Pharmaceuticals, Inc.

Process for Determining Executive Compensation

Our president and chief executive officer evaluates the performance of each of the other executive officers at least once annually against established goals and objectives for such executive officer, and also takes into consideration each executive officer’s contribution to the achievement of company goals and objectives. These annual assessments are provided either orally or through a written review. The president and chief executive officer provides recommendations to the compensation committee for all elements of compensation of our other executive officers based upon these evaluations, and the compensation committee considers our president and chief executive officer’s assessments when determining compensation for such executive officers. The compensation committee evaluates the performance of the president and chief executive officer based upon its assessment of his performance, and this assessment is updated at periodic committee meetings, and through recommendations from the chairman of our board of directors (to the extent the chairman of the board is not then also a member of the compensation committee). Our president and chief executive officer does not participate in the determination of his own compensation. Our corporate goals and objectives are established through a process that involves input by our board and all of our executive officers. Members of our management team then regularly report on progress toward the achievement of these goals during our periodic meetings of the board of directors.

For a further discussion of the processes and procedures used by our compensation committee in considering and determining executive and director compensation, see “Executive Officer and Director Compensation Processes” beginning on page 21 of this proxy statement.

Elements of Executive Compensation

The elements of executive officer compensation generally consist of the following:

•	base salary;

•	short-term cash incentives;

•	stock option and restricted stock awards;

•	insurance, retirement and other employee benefits; and

•	change in control and severance benefits.

We do not have any formal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. The compensation committee, after considering information including company performance, individual executive officer performance, the financial condition of the company, benchmarking data, and other market compensation for executive officers at other similarly-sized biotechnology companies, determines what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Base salaries for our executive officers are established based on the scope of their responsibilities, periodically taking into account competitive market compensation paid by other companies for similar positions, and the financial condition of the company. Base salaries are reviewed annually, and adjusted from time to time to reflect promotions and to realign salaries with market levels as appropriate.

2020 Base Salaries

For 2020, the compensation committee set the base salaries for our named executive officers as follows:

Name	2020 Base Salary	2019 Base Salary	Percentage Increase
James E. Dentzer	$535,000	$509,850	4.9%
Robert E. Martell, M.D., Ph.D. (1)	$352,800	$342,475	3.0%
William E. Steinkrauss (2)	$340,000	$305,000	11.5%

(1)	Dr. Martell’s annualized base salary for 2020 was set at $504,000 and then pro-rated based upon a 70% time commitment to the company.
(2)	Mr. Steinkrauss was appointed chief financial officer on September 10, 2019 and his base salary was set at $305,000.

Based upon the results of the 2017 benchmarking assessment, the results of the 2018 evaluation, the 2019 evaluation, the 2020 evaluation, the 2020 revised proxy peer group, the Radford Global Life Sciences survey market data, and the company’s overall 2019 performance, the compensation committee increased Mr. Dentzer’s base salary by 4.9% to align with the Radford survey market median, increased Dr. Martell’s base salary by 3% for a merit adjustment, and increased Mr. Steinkrauss’s base salary by 11.5% in order to move Mr. Steinkrauss’s base salary closer to the Radford survey market median.

2021 Base Salaries

In January 2021, the compensation committee set the base salaries for our named executive officers as follows:

Name	2021 Base Salary	2020 Base Salary	Percentage Increase
James E. Dentzer	$590,000	$535,000	10.3%
Robert E. Martell, M.D., Ph.D. (1)	$370,440	$352,800	5.0%
William E. Steinkrauss	$400,000	$340,000	17.6%

(1)	Dr. Martell’s annualized base salary for 2021 is set at $529,200 and then pro-rated based upon a 70% time commitment to the company.

Based upon the results of the peer group analysis for 2021 officer compensation, and the company’s overall 2020 performance, the compensation committee increased Mr. Dentzer’s base salary by 10.3% to align at the median of the 2021 peer group market data, increased Mr. Steinkrauss’s base salary by 17.6% to align at approximately the median of the 2021 peer group market data, and increased Dr. Martell’s base salary by 5% for a merit adjustment.

Short-Term Cash Incentive Plans

Our compensation committee believes that allocating a meaningful amount of our executive officers’ total cash compensation to the achievement of objectives under a short-term incentive plan is another way to align our executive officers’ interests with those of our stockholders. Accordingly, our compensation committee implements a short-term incentive plan, which we refer to herein as a cash incentive program. The cash incentive program sets forth specific objectives each year that, if achieved, result in short-term incentive cash compensation for our executive officers.

A cash incentive program is designed to motivate our executive officers to achieve specified performance objectives for the applicable fiscal year and to reward them for their achievement. To be eligible, an executive officer must (i) be designated by the compensation committee or independent board members as an eligible participant, (ii) have achieved an overall performance evaluation at a “meets expectations” or higher level within our evaluation framework, and (iii) be serving as an executive officer at the time the award is paid.

The compensation committee generally establishes categories of goals that are then further delineated into three levels of potential achievement: “Threshold,” “Target,” and “Maximum.” Cash incentive payments may be paid based upon the degree to which each category of corporate goals has been achieved on this continuum, if at all. For each of the categories, achievement of performance at the “Threshold” level results in a weighted payment of no less than 50% of the target amount, achievement of performance at the “Target” level results in a weighted payment equal to 100% of the target amount, and achievement of performance at the “Maximum” level results in a weighted payment of no more than 150% of the target amount.

The cash incentive program is administered by the compensation committee. The compensation committee has the authority and discretion to modify performance goals under a cash incentive program and has the right to amend, modify or terminate a cash incentive program at any time. The awards generally are paid in cash. The compensation committee has sole discretion, however, to pay an award using a combination of cash and equity, or all equity. If the compensation committee determines that such payment is to be made in the form of equity, in whole or in part, the compensation committee has the sole discretion to determine the nature, amount and other terms of such equity award. Payment of the awards, if any, is generally to be made after the completion of the relevant fiscal year but no later than March 15 of the following year.

2020 Short-Term Cash Incentive Payments

Taking into consideration the 2017 benchmarking assessment, the 2018, 2019 and 2020 evaluations, and the 2020 revised proxy peer group, the compensation committee established the following target short-term incentive target amounts, for each named executive officer:

Named Executive Officer	2020 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2020 Annual Base Salary, Assuming Performance at the Target 100% Level
		(%)	($)
James E. Dentzer (1)	$535,000	60%	$321,000
Robert E. Martell, M.D., Ph.D. (2)	$352,000	50%	$176,000
William E. Steinkrauss (3)	$340,000	40%	$136,000

Total	$1,227,000		$633,000

(1)

Mr. Dentzer was appointed president and chief executive officer effective as of September 24, 2018. Pursuant to the terms of his employment agreement, Mr. Dentzer may be entitled to receive an annual bonus amount of up to 60% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee.

(2)

In June 2018, Dr. Martell was hired as an employee of the company and appointed head of research and development. Pursuant to the terms of his employment agreement, Dr. Martell may be entitled to receive an annual bonus amount of up to 50% of his pro-rated base salary based on the achievement of specific objectives established by the board and/or compensation committee.

(3)

Mr. Steinkrauss was appointed chief financial officer on September 10, 2019. Pursuant to the terms of his employment agreement, Mr. Steinkrauss may be entitled to receive an annual bonus amount of up to 40% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee.

On January 19, 2021, taking into consideration the company’s overall 2020 performance, the compensation committee approved the payment of short term cash incentive awards at 148.5% of the target amounts for Mr. Dentzer, Dr. Martell and Mr. Steinkrauss, as follows:

Name	Total 2020 Cash Incentive Amount Paid	Percentage of 2020 Base Salary
James E. Dentzer	$476,685	89.1%
Robert E. Martell, M.D., Ph.D.	$261,954	74.3%
William E. Steinkrauss	$201,960	59.4%

2021 Short-Term Cash Incentive Payments

Consistent with the company’s pay-for-performance practices, the compensation committee has established the following categories of corporate goals for 2021:

•

Program execution, including clinical execution of our development programs with the focus to generate data for each of our active programs within certain target timeframes in 2021; evaluating manufacturing strategies; engaging third parties to conduct certain experiments to support development of our drug candidates; continuing to increase our external visibility in both clinical and investor communities; and developing communication plans for each of our development programs; and

•

Growth and financial execution, including management of current cash and capital resources, execution on objectives for raising additional capital, increasing staffing and formulating business development plans for our drug candidates.

Under the terms of our employment agreement with Mr. Dentzer, he may be entitled to receive an annual bonus amount of up to 60% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee. Pursuant to his employment agreement, Dr. Martell may be entitled to receive an annual bonus amount of up to 50% of his pro-rated base salary based on the achievement of specific objectives established by the board and/or compensation committee. Pursuant to his employment agreement, Mr. Steinkrauss may be entitled to receive an annual bonus amount of up to 40% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee.

Long-Term Incentive Program

The compensation committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through grants of stock and stock-based awards. We have established our stock compensation plans to provide our employees, including our executive officers, with incentives that align employee interests with the interests of our stockholders. Our Third Amended and Restated 2010 Plan, as amended, permits the issuance of stock options, restricted stock awards, and other stock-based awards to our employees, directors and consultants.

Stock Options

The compensation committee reviews and approves stock option grants to all of our executive officers. An initial stock option grant is made to our executive officers at the commencement of their employment, and then options are generally granted in annual supplements in conjunction with the review of the company’s overall performance for the prior fiscal year and the individual performance of our executive officers. Grants may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The review and approval of stock option awards to executive officers is based upon an assessment of individual performance, a review of each executive officer’s existing long-term incentives and retention considerations. In appropriate circumstances, the compensation committee considers the recommendations of our president and chief executive officer (except with respect to his own compensation) and the chairman of our board of directors (to the extent the chairman of the board is not then also a member of the compensation committee) in determining the long-term compensation for our executive officers. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and typically vest with respect to 25% of the shares underlying the award on the first anniversary of the grant date, and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date.

Restricted Stock

The compensation committee may review and approve restricted stock grants to our executive officers from time to time. The review and approval of restricted stock awards to executive officers is based upon an assessment of individual performance, a review of each executive officer’s existing long-term incentives, variable compensation arrangements, and retention considerations. The size of the restricted stock award may be based upon the company’s performance, market data for the median of the broad-based published compensation survey group size grant at peer group and other comparable companies, and target portions of variable compensation determined by the compensation committee. Grants of restricted stock awards with a multi-year vesting period are made to provide a strong incentive for sustained operational and financial performance and aligns the interests of our executive officers with those of our stockholders. We did not make any restricted stock awards to our named executive officers in 2020 or in 2021 as of March 29, 2021.

2020 Stock Option Grants

Taking into consideration the results of the 2017 benchmarking assessment, the 2018 evaluation, the 2019 evaluation, and the 2020 evaluation, in March 2020, the compensation committee granted stock options to Mr. Dentzer, Dr. Martell and Mr. Steinkrauss as set forth in the table below. In determining to make these grants, the compensation committee considered the company’s overall performance as well as the performance of each of our executive officers, the mix of cash compensation and short term incentive compensation, the value of such stock option grants to align our executive officers’ interests with the interests of our stockholders, the compensatory value of such stock option grants, and the number of shares available for grant under our Third Amended and Restated 2010 Plan, as amended. In addition, the compensation committee considered

Mr. Dentzer’s then current ownership level in determining the number of options to award to Mr. Dentzer, and determined to align Dr. Martell’s and Mr. Steinkrauss’s option grants with Dr. Martell’s 2019 option award.

Name	Number of Shares Underlying March 2020 Option Grants (1)
James E. Dentzer	750,000
Robert E. Martell, M.D., Ph.D.	385,000
William E. Steinkrauss	385,000

(1)

Such stock options were granted pursuant to our Third Amended and Restated 2010 Plan, as amended, have an exercise price per share equal to $1.26, the fair market value of our common stock on the date of grant, and shall become exercisable as to 25% of the shares underlying the award on March 2, 2021 and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. The stock options will terminate no later than March 1, 2030.

2021 Stock Option Grants

Taking into consideration the results of the January 2021 peer group analysis, and our then current stock price, in January 2021, the compensation committee granted stock options to Mr. Dentzer, Dr. Martell and Mr. Steinkrauss as set forth in the table below to align the value of such executive officer’s grant at the 75th percentile of the 2021 peer group market data. In determining to make these grants, the compensation committee considered the company’s overall performance as well as the performance of each of our executive officers, the mix of cash compensation and short term incentive compensation, the value of such stock option grants to align our executive officers’ interests with the interests of our stockholders, the compensatory value of such stock option grants, and the number of shares available for grant.

Name	Number of Shares Underlying January 2021 Option Grants (1)
James E. Dentzer	330,000
Robert E. Martell, M.D., Ph.D. (2)	126,000
William E. Steinkrauss	180,000

(1)

Such stock options were granted pursuant to our Third Amended and Restated 2010 Plan, as amended, have an exercise price per share equal to $9.14, the fair market value of our common stock on the date of grant, and shall become exercisable as to 25% of the shares underlying the award on January 28, 2022 and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. The stock options will terminate no later than January 27, 2031.

(2)	Such option grant to Dr. Martell reflects his 70% time commitment to the company.

Amended and Restated 2010 Employee Stock Purchase Plan

As with all employees of the company, our executive officers are eligible to participate in our Amended and Restated 2010 Employee Stock Purchase Plan, as amended, or the Amended and Restated 2010 ESPP. The Amended and Restated 2010 ESPP will be implemented by consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. Each offering period will begin on June 15 and December 15 of each year, or, if the national stock exchanges and the Nasdaq System are not open on such day, then on the first business day thereafter. The plan permits employee participants to purchase up to $25,000 per calendar year of company stock through payroll deductions. The price of the stock is 85% of the lower of the fair market value of the stock on the first day of the offering period or the last day of the applicable purchase period.

Other Compensation — Employee Benefits

Our employees, including our executive officers, are entitled to various employee benefits such as medical and dental expense coverage, flexible spending accounts, various insurance programs, an employee assistance program, paid time off, and matching contributions in our 401(k) retirement plan.

Change in Control and Severance Payments

Each of our current named executive officers is party to an agreement or offer letter that obligates us to make cash payments to such executive officer in the event we terminate the executive officer’s employment without cause, or the executive officer resigns for good reason (each as defined in the applicable agreement or offer letter). We believe that our severance program is aligned with other comparable biotechnology companies and provides our executive officers with income protection in the event of an unplanned separation from employment. In addition, we are also obligated to make cash payments to each of our named executive officers in the event of a change in control.

Our Third Amended and Restated 2010 Plan, as amended, provides that, unless otherwise provided in the applicable award agreement, all plan participants, including our executive officers, are entitled to accelerated vesting of stock options and/or restricted stock awards upon certain events (including a change in control). In the event that a change in control occurs, 50% of the then-unvested options of each plan participant, including executive officers, would become immediately exercisable, and the restrictions underlying 50% of any restricted stock awards would lapse. This arrangement is a so-called “single trigger” change in control arrangement because it provides for equity acceleration benefits immediately upon a change in control. In the event any executive officer is terminated without cause or resigns for good reason (each as defined in the applicable plan), in each case, within one year after a change in control then all remaining unvested stock options and restricted stock awards will become fully vested. This arrangement is a so-called “double trigger” change in control arrangement because it provides for equity acceleration benefits in the event of a change in control, the first trigger, followed by an employment termination under specified circumstances, the second trigger. Our Third Amended and Restated 2010 Plan, as amended, generally defines a change in control as a merger by us with or into another company, or, a sale of all or substantially all of our assets.

We provide for these change in control arrangements because we recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of our company exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. As a consequence, our compensation committee determined that it was necessary and appropriate to provide such change in control-related benefits to reinforce and encourage the continued employment and dedication of our executive officers without distraction or interference.

Our change in control and equity acceleration arrangements with our executive officers do not obligate us to make any additional payments to “gross-up” any compensation payable to such executive officers in order to offset income tax liabilities.

For a further description of the foregoing arrangements, see “Summary Compensation Table,” “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

Our compensation committee last considered the implementation of stock ownership guidelines for our executive officers and directors in January 2018. Willis Towers Watson analyzed the proxy filings of our peer group companies and determined that the implementation of stock ownership guidelines was a minority practice within our peer group. Taking into consideration the results of the 2018 evaluation, the compensation committee determined not to implement stock ownership guidelines for our executive officers and directors.

We have not adopted a specific hedging policy limiting the ability of our officers or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. However, in accordance with our insider trading policy, no employee, officer or director may purchase company securities on margin, borrow against company securities held in a margin account, or pledge company securities as collateral for a loan (except pursuant to an exception granted by the company); engage in short sales of company securities; or purchase or sell puts, calls or other derivatives based on the company’s securities.

Tax and Accounting Considerations

We account for equity compensation paid to our employees under the rules of FASB Codification Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any taxable year to each of certain of the company’s current and former executive officers. Historically, compensation paid to the Company’s chief financial officer and compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax reform legislation signed into law on December 22, 2017 expanded the deduction limitation to apply to compensation in excess of $1 million paid in any taxable year to the company’s chief financial officer and eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation or compensation paid pursuant to certain equity awards granted during the transition period following our initial public offering) will not be deductible by us.

Summary Compensation Table

The following table sets forth information regarding compensation paid to or earned by each of our named executive officers for the fiscal years ending December 31, 2020, 2019, and 2018.

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
James E. Dentzer	2020	544,900		—	627,075	476,685	14,189	(5)	$1,672,849	(8)
President and Chief Executive Officer (4)	2019	509,507		—	849,513	183,547	15,206	(6)	1,557,773
	2018	479,383		142,313	1,031,405	297,000	14,635	(7)	1,964,736

Robert E. Martell, M.D., Ph.D.	2020	366,091		—	321,899	261,954	11,401	(10)	$961,345	(13)
Head of Research and Development (9)	2019	342,245		—	294,620	128,429	11,200	(11)	776,494
	2018	186,712		127,650	475,377	124,688	26,042	(12)	940,469

William E. Steinkrauss	2020	352,135		—	321,899	201,960	15,761	(16)	$891,755	(18)
Chief Financial Officer (14)	2019	284,301	(15)	—	248,875	91,501	65,488	(17)	690,165

(1)

The amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted pursuant to our stock incentive plan during the relevant fiscal year, computed in accordance with FASB Codification Topic 718 and other relevant guidance. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2021.

(2)

The amounts in this column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our Third Amended and Restated 2010 Plan, as amended, or outside of our Third Amended and Restated 2010 Plan as an inducement material to the commencement of employment during the relevant fiscal year, computed in accordance with FASB Codification Topic 718 and other relevant guidance. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2021.

(3)	The amounts in this column reflect amounts paid to each of our named executive officers under the short-term cash incentive payments described in “Compensation Discussion and Analysis” above.
(4)

Mr. Dentzer commenced service as our chief financial officer and chief administrative officer in March 2016. In March 2018, Mr. Dentzer was promoted to chief operating officer and chief financial officer, and in September 2018, he was promoted to president and chief executive officer.

(5)

Of this amount, $2,789 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes and $11,401 represents a 401(k) matching contribution made by us.

(6)

Of this amount, $4,006 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes and $11,200 represents a 401(k) matching contribution made by us.

(7)

Of this amount, $3,635 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes and $11,000 represents a 401(k) matching contribution made by us.

(8)	This amount represents 27 pay periods for fiscal year 2020.

(9)

Dr. Martell resigned from our board of directors on May 31, 2018 and began serving as our head of research and development on June 1, 2018. The amounts in this table reflect amounts paid to Dr. Martell as an employee of the company, except for the amount disclosed under “All Other Compensation” for fiscal year 2018, which pertains to Dr. Martell’s director compensation.

(10)	Consists entirely of 401(k) matching contribution made by us.
(11)	Consists entirely of 401(k) matching contribution made by us.
(12)

This amount represents director fees paid in cash to Dr. Martell for fiscal year 2018 which was previously disclosed under the caption “Director Compensation” in our proxy statement filed with the SEC on April 11, 2019.

(13)	This amount represents 27 pay periods for fiscal year 2020.
(14)

In January 2019, Mr. Steinkrauss was promoted to vice president of finance and his salary was $269,887. On March 23, 2019, Mr. Steinkrauss was appointed principal accounting officer. Mr. Steinkrauss was appointed chief financial officer on September 10, 2019 and his base salary was set at $305,000.

(15)	Of this amount, $192,261 represents salary paid to Mr. Steinkrauss as vice president of finance and $92,040 represents salary paid to Mr. Steinkrauss as chief financial officer.
(16)

Of this amount, $4,360 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes and $11,401 represents a 401(k) matching contribution made by us.

(17)	Consists of a retention bonus payment amount of $54,325 and a 401(k) matching contribution amount of $11,163 made by us.
(18)	This amount represents 27 pay periods for fiscal year 2020.

Grants of Plan-Based Awards

The following table sets forth information regarding awards under our Third Amended and Restated 2010 Plan, as amended, to our named executive officers during the fiscal year ended December 31, 2020.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards($)(3)
James E. Dentzer	03/02/2020	750,000	$1.26	627,075
Robert E. Martell, M.D., Ph.D.	03/02/2020	385,000	1.26	321,899
William E. Steinkrauss	03/02/2020	385,000	1.26	321,899

(1)

Such stock options were granted pursuant to our Third Amended and Restated 2010 Plan, as amended, have an exercise price per share equal to the fair market value of our common stock on the last trading day before the date of grant, and become exercisable as to 25% of the shares underlying the award on the first anniversary of the grant date and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. Such stock options will expire 10 years from date of grant and in the event of a change in control, 50% of the then unvested options held by each executive officer would become immediately exercisable. In the event an executive officer terminates his employment for good reason or we terminate the executive officer without cause, in each case, within one year after a change in control, then all such options held by the executive officer would become fully vested and exercisable upon such termination.
(2)	These amounts are equal to the closing price per share of our common stock on the Nasdaq Global Market on the date of grant.
(3)

The amounts shown in this column represent the total grant date fair value of each stock and option award as computed in accordance with FASB Codification Topic 718 and other relevant guidance. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2021.

We have entered into employment agreements with our current named executive officers, as described below under “Employment Agreements” and “Indemnification of Executive Officers.”

Salary and payments pursuant to our short-term incentive plans accounted for approximately 63% of total compensation of our named executive officers for 2020, 42% of total compensation of our named executive officers for 2019, and 38% of total compensation of the then named executive officers for 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2020.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) (1) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested (#)
James E. Dentzer	—		750,000		—	$1.26	3/2/2030
	488,193		627,678		—	$1.16	1/20/2029
	421,875		328,125		—	$1.62	9/25/2028
	113,437		51,563		—	$3.45	1/21/2028
	121,875		8,124	(2)	—	$13.15	2/13/2027
	340,000	(3)	—		—	$7.55	3/29/2026
								20,624	(4)	$168,911	(5)
Robert E. Martell, M.D., Ph.D. (6)	—		385,000		—	$1.26	3/2/2030
	169,310		217,686		—	$1.16	1/20/2029
	189,375		113,625		—	$2.49	5/31/2028
	24,000		—		—	$11.55	2/27/2027
	10,000		—		—	$8.80	1/19/2026
	5,000		—		—	$9.70	1/26/2025
	5,000		—		—	$14.70	1/27/2024
	5,000		—		—	$16.60	1/17/2023
	10,000		—		—	$22.60	1/5/2022
	5,000		—		—	$16.80	9/14/2021
William E. Steinkrauss (7)	—		385,000		—	$1.26	3/2/2030
	39,062		85,938		—	$1.96	9/9/2029
	50,312		64,688		—	$1.16	1/20/2029
	10,587		4,813		—	$3.45	1/21/2028
	10,518		702		—	$12.05	3/1/2027
	16,000	(8)	—		—	$9.60	9/11/2026

(1)

Except as noted in footnote 3 and footnote 8 below, the stock options were granted pursuant to our Amended and Restated 2010 Stock Incentive Plan, or our Amended and Restated 2010 Plan, our Second Amended and Restated 2010 Plan or our Third Amended and Restated 2010 Plan, as applicable. Each stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. Such stock options will expire 10 years from date of grant and in the event of a change in control, 50% of the then unvested options held by each executive officer would become immediately exercisable. In the event an executive officer terminates his employment for good reason or we terminate the executive officer without cause, in each case, within one year after a change in control, then all options held by the executive officer would become fully vested upon such termination. In addition, options granted pursuant to our Second Amended and Restated 2010 Plan will automatically become fully vested upon a termination of employment due to the optionholder’s death or disability.
(2)

Such stock options were granted pursuant to our Second Amended and Restated 2010 Plan and became exercisable as to 25% of the shares underlying the award on January 1, 2018 and vest as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date.

(3)

The stock option granted to Mr. Dentzer was granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement equity award outside of our stock incentive plans, and such grant was made as an inducement material to Mr. Dentzer’s acceptance of employment. Such stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to continued service by Mr. Dentzer. Such stock option will expire 10 years from date of grant.

(4)

Such restricted stock award was granted pursuant to our Second Amended and Restated 2010 Plan, and vested as to 25% of the underlying shares on January 22, 2019 and will vest as to an additional 25% of the underlying shares annually thereafter, subject to Mr. Dentzer continuing to provide services to us on the applicable vesting date.

(5)	Represents the value of Mr. Dentzer’s restricted stock award based upon the closing price of [$8.19] of our common stock on the Nasdaq Global Market on December 31, 2020.
(6)

Dr. Martell served on our board of directors from September 2011 until he resigned on May 31, 2018. He began serving as our head of research and development on June 1, 2018. The outstanding equity awards summarized in this table reflect both options granted to Dr. Martell as a director and options granted to Dr. Martell as a named executive officer.

(7)

In January 2019, Mr. Steinkrauss was promoted to vice president of finance. On September 10, 2019, he was appointed chief financial officer. The outstanding equity awards summarized in this table reflect all options granted to Mr. Steinkrauss prior to and after becoming a named executive officer.

(8)

The stock option granted to Mr. Steinkrauss was granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement equity award outside of our Amended and Restated 2010 Plan, and such grant was made as an inducement material to Mr. Steinkrauss’s acceptance of employment. Such stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to continued service by Mr. Steinkrauss. Such stock option will expire 10 years from date of grant.

Option Exercises and Stock Vested

The following table summarizes, for each of our named executive officers, each exercise of stock options and vesting of restricted stock during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Dentzer	—	—	10,313	11,035
Robert E. Martell, M.D., Ph.D.	—	—	—	—
William E. Steinkrauss	—	—	—	—

Employment Agreements

We are party to the following employment arrangements with our named executive officers. Taking into consideration the 2017 benchmarking assessment, the 2018 evaluation, and the objective of using a consistent form of employment agreement for each of our officers, in March 2018, we entered into an amended employment agreement with Mr. Dentzer, and entered into a comparable amended employment agreement with Dr. Martell when he assumed the role of head of research and development in June 2018. In September 2018, we entered into a second amended employment agreement with Mr. Dentzer when he assumed the role of president and chief executive officer. We entered into an employment agreement with Mr. Steinkrauss when he was appointed chief financial officer in September 2019.

James E. Dentzer. On September 24, 2018, we entered into a second amended employment agreement with Mr. Dentzer under which he has served as president, chief executive officer, treasurer and secretary (the last two positions he held until March 2019), which agreement further amended his March 29, 2016 employment agreement, as amended on March 7, 2017 and March 21, 2018. Mr. Dentzer’s then current base salary, which is subject to annual review by the board and/or compensation committee, was set at $495,000 per annum. Mr. Dentzer’s agreement also provides for four weeks paid vacation and for reimbursement of specified expenses related to his estate planning and tax preparation up to an annual maximum of $10,000, for which an associated gross-up payment for applicable taxes is also provided. Mr. Dentzer is entitled to participate in our medical and other benefits programs, and may be entitled to receive an annual bonus of up to 60% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee. Mr. Dentzer is also entitled to receive severance benefits under the agreement in the event of his termination by us without cause (after 30 days’ notice) or by him for good reason (each as defined in the agreement) comprised of (i) twelve months’ pay at his then-current base salary, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to twelve months. In the event of his termination by us or the surviving entity without cause (after 30 days’ notice) or by him for good reason, in each case, within 12 months following a change in control (as defined in the agreement), Mr. Dentzer will receive (i) an amount equal to twice the sum of (x) his then-current base salary and (y) his target bonus for the year of termination, and (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to 24 months. The second amended employment agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Mr. Dentzer in a better net position than bearing the tax penalties under Section 280G of the Code. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or

Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Robert E. Martell, M.D, Ph.D. On June 1, 2018, we entered into an amended employment agreement with Dr. Martell under which he serves as our head of research and development. Dr. Martell’s then current base salary, which is subject to annual review by the board and/or compensation committee, was set at $332,500 per annum (which reflects an annualized base salary of $475,000 pro-rated for a 70% time commitment to the company). Dr. Martell’s agreement also provides for four weeks paid vacation. Dr. Martell is entitled to participate in our medical and other benefits programs, and may be entitled to receive an annual bonus of up to 50% of his pro-rated base salary based on the achievement of specific objectives established by the board and/or compensation committee. Dr. Martell is also entitled to receive severance benefits under the agreement in the event of his termination by us without cause (after 30 days’ notice) or by him for good reason (each as defined in the agreement) comprised of (i) nine months’ pay at his then-current base salary (as then pro-rated for any partial time commitment to the company), (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to nine months. In the event of his termination by us or the surviving entity without cause (after 30 days’ notice) or by him for good reason, in each case, within 12 months following a change in control (as defined in the agreement), Dr. Martell will receive (i) an amount equal to the sum of (x) his then-current base salary (as then pro-rated for any partial time commitment to the company) and (y) his target bonus for the year of termination, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed and (iii) COBRA premium benefits for up to 12 months. The employment agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Dr. Martell in a better net position than bearing the tax penalties under Section 280G of the Code. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change in Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

William E. Steinkrauss. On September 11, 2019, we entered into an employment agreement with Mr. Steinkrauss under which he serves as our chief financial officer. Mr. Steinkrauss’s then-current base salary, which is subject to annual review by the board and/or the compensation committee, was set at $305,000 per annum. Mr. Steinkrauss’s agreement also provides for three weeks paid vacation and for reimbursement of specified expenses related to his estate planning and tax preparation up to an annual maximum of $7,500 for which an associated gross-up payment for applicable taxes is also provided. Mr. Steinkrauss is entitled to participate in the Company’s medical and other benefits program, and may be entitled to receive an annual bonus of up to 40% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee, to be paid in the form of cash or capital stock. Mr. Steinkrauss is also entitled to receive severance benefits under the agreement in the event of his termination by us without cause (after 30 days’ notice) or by him for good reason (each as defined in the agreement) comprised of (i) nine months’ pay at his then current base salary, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to nine months. In the event of his termination by us or the surviving entity without cause (after 30 days’ notice) or by him for good reason, in each case, within 12 months following a change in control (as defined in the agreement), Mr. Steinkrauss will be entitled to receive (i) an amount equal to the sum of (x) his then-current base salary and (y) his full target bonus for the year of termination, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii) COBRA premium benefits for up to 12 months. The employment agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Mr. Steinkrauss in a better net position than bearing the tax penalties under Section 280G of the Internal Revenue Code. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change in Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Indemnification of Executive Officers

Our Restated Certificate of Incorporation provides indemnification of our executive officers for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact that such person serves as an executive officer, to the maximum extent permitted by the General Corporation Law of Delaware. The Restated Certificate of Incorporation further provides that executive officers may be entitled to additional indemnification, under any agreement or vote of the directors.

Each of our executive officer employment agreements also provides that we will indemnify each such executive officer for claims arising in his capacity as our executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the executive officer must have had no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the executive officer if the executive officer is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the executive officer is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the executive officer, we are required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions, which remain in effect until the later of (i) six years after the executive officer has ceased to be an employee or officer of the company or (ii) the date any legal proceedings begun during that period have concluded.

In connection with our indemnification obligations, we have and intend to maintain director and officer liability insurance, if available.

Potential Payments Upon Termination or Change in Control

Each of the above-described employment agreements with our executive officers provides that in the event we terminate the executive officer’s employment without cause or if the executive officer resigns for good reason (each as defined in the agreements), the executive officer will receive: (1) continuation of his or her then base salary or a portion thereof for the periods and amounts described in the table below, (2) a payment equal in amount to his or her target bonus payment pro-rated for the portion of the year elapsed, and (3) payment of a portion of the executive officer’s COBRA premiums, which is calculated as the difference between the COBRA premium and the amount paid by the employee for medical/dental insurance, for the periods and amounts described in the table below. If the executive officer is terminated without cause or resigns for good reason, in each case, within 12 months after a change in control of the company, the executive officer will receive:

•

in the case of Mr. Dentzer, (1) an amount equal to twice the sum of (x) his base salary and (y) his target bonus for the year of termination, for the periods and amounts described in the table below, (2) a portion of the same year’s target bonus, and (3) payment of a portion of Mr. Dentzer’s COBRA premiums, for the periods and amounts described in the table below, and

•

in the case of Dr. Martell and Mr. Steinkrauss, (1) an amount equal to the sum of (x) his base salary and (y) his target bonus for the year of termination, for the periods and amounts described in the table below, (2) a portion of the same year’s target bonus, and (3) payment of a portion of his COBRA premiums, for the periods and amounts described in the table below.

Each of the above-described employment agreements also provides for a limitation on payments under the agreement if limiting the payments would leave the executive in a better net position than bearing the tax penalties under Section 280G of the Code. In order for our executive officers to receive these severance payments, the executive officer must execute a general release of all claims against the company, its employees, officers, directors and agents in a form acceptable to us.

Pursuant to the terms of our Amended and Restated 2010 Plan, as amended, our Second Amended and Restated 2010 Plan, and our Third Amended and Restated 2010 Plan, as amended, unless otherwise provided in the applicable award agreement, at the time of a change in control, 50% of the then-unvested options to purchase our common stock held by each plan participant, including executive officers, would become immediately exercisable and the forfeiture restriction on all outstanding restricted stock awards would lapse with respect to 50% of the number of shares that otherwise would have first become free from such forfeiture restrictions after the date of the change in control. In addition, in the event an executive officer terminates his or her employment for good reason (as defined in the applicable plan) or we terminate the executive officer without cause (as defined in the applicable plan), in each case, within 12 months after such change in control, then all remaining unvested options and restricted stock held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable. Pursuant to the terms of Mr. Dentzer’s and Mr. Steinkrauss’s Inducement Stock Option Agreement, in the event of a change in control, 50% of the then unvested options held by Mr. Dentzer and Mr. Steinkrauss would become immediately exercisable, and in the event Mr. Dentzer or Mr. Steinkrauss terminates his employment for good reason or we terminate Mr. Dentzer or Mr. Steinkrauss without cause, in each case, within 12 months after a change in control, then all options held by Mr. Dentzer and Mr. Steinkrauss would become fully vested upon such termination.

The table below sets forth the estimated benefits provided to each of our named executive officers, upon a termination event described above, assuming such termination event occurred on December 31, 2020, the last day of our most recently completed fiscal year.

Severance Benefits Table

		Triggering Event
Name	Benefit	Severance Upon Termination Without Cause or Resignation for Good Reason (Without Change-in-Control) ($)		Change in Control (Without Termination of Employment) ($)	Resignation For Good Reason or Termination Without Cause Upon or Within 12 Months Following a Change-in-Control ($)
James Dentzer	Severance Payments	535,000	(1)	—	1,712,000	(2)
President and Chief Executive Officer	Bonus Payment(3)	321,000		—	321,000
	Continuation of Benefits	18,848	(4)	—	37,696	(5)
	Market Value of Stock Vesting(6)	—		6,089,588	6,089,588

	Total	874,848		6,089,588	8,160,284

Robert E. Martell	Severance Payments	264,600	(7)	—	529,200	(8)
Head of Research and Development	Bonus Payment(3)	176,400		—	176,400
	Continuation of Benefits	5,261	(9)	—	7,014	(10)
	Market Value of Stock Vesting(6)	—		2,423,023	2,423,023

	Total	446,262		2,423,023	3,135,638

William E. Steinkrauss	Severance Payments	255,000	(11)	—	476,000	(12)
Chief Financial Officer	Bonus Payment(3)	136,000		—	136,000
	Continuation of Benefits	14,938	(13)	—	19,917	(14)
	Market Value of Stock Vesting(6)	—		1,840,507	1,840,507

	Total	405,938		1,840,507	1,840,507

(1)

Represents 12 months of salary based on Mr. Dentzer’s salary in effect for the 2020 fiscal year. Such amount would be paid ratably over a period of 12 months in accordance with the company’s then current payroll policies and practices.

(2)

Represents an amount equal to twice the sum of (x) Mr. Dentzer’s salary in effect and (y) his target bonus for the 2020 fiscal year. Such amount would be paid ratably over a period of 24 months in accordance with the company’s then current payroll policies and practices.

(3)	Represents a lump sum payment equal to each named executive officer’s target annual cash incentive bonus pro-rated for the portion of the year completed.
(4)	Represents a payment of a portion of Mr. Dentzer’s COBRA premiums for up to 12 months.
(5)	Represents a payment of a portion of Mr. Dentzer’s COBRA premiums for up to 24 months.
(6)

Represents the value of that portion of each named executive officer’s restricted stock award and any in-the-money stock options that would accelerate upon a change in control, assuming such change in control occurred on December 31, 2020, after deducting the exercise price of such stock options and based upon the closing price of [$8.19] of our common stock on the Nasdaq Global Market on December 31, 2020, the last trading day for the 2020 fiscal year. As noted above, pursuant to the terms of our stock incentive plans, and our Inducement Stock Option Agreement with Mr. Dentzer and Mr. Steinkrauss, unless otherwise provided in the applicable award agreement, at the time of a change in control, 50% of the then-unvested options become immediately exercisable. In addition, in the event an executive officer terminates his employment for good reason (as defined in the applicable plan) or we terminate the executive officer without cause (as defined in the applicable plan), in each case, within one year after such change in control, then all remaining unvested options and restricted stock held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable.
(7)

Represents 9 months of salary based on Dr. Martell’s salary in effect for the 2020 fiscal year. Such amount would be paid ratably over a period of 9 months in accordance with the company’s then current payroll policies and practices.

(8)

Represents an amount equal to one times the sum of (x) Dr. Martell’s salary in effect and (y) his target bonus for the 2020 fiscal year. Such amount would be paid ratably over a period of 12 months in accordance with the company’s then current payroll policies and practices.

(9)	Represents a payment of a portion of Dr. Martell’s COBRA premiums for up to 9 months.
(10)	Represents a payment of a portion of Dr. Martell’s COBRA premiums for up to 12 months.
(11)

Represents 9 months of salary based on Mr. Steinkrauss’s salary in effect for the 2020 fiscal year. Such amount would be paid ratably over a period of 9 months in accordance with the company’s then current payroll policies and practices.

(12)

Represents an amount equal to one times the sum of (x) Mr. Steinkrauss’s salary in effect and (y) his target bonus for the 2020 fiscal year. Such amount would be paid ratably over a period of 12 months in accordance with the company’s then current payroll policies and practices.

(13)	Represents a payment of a portion of Mr. Steinkrauss’s COBRA premiums for up to 9 months.
(14)	Represents a payment of a portion of Mr. Steinkrauss’s COBRA premiums for up to 12 months.

Director Compensation

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in 2020:

Name	Fees Earned or Paid In Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Martyn D. Greenacre	$52,500	$150,498	—	$202,998
Kenneth I. Kaitin, Ph.D.	36,250	150,498	—	186,748
Lori A. Kunkel, M.D.	26,250	150,498	—	176,748
Marc Rubin, M.D.	37,500	150,498	—	187,998

(1)

The amounts in this column reflect the grant date fair value of awards made to such individual in accordance with FASB Codification Topic 718 and other relevant guidance, excluding forfeitures, for awards in 2020 pursuant to our Third Amended and Restated 2010 Plan, as amended. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2021.

(2)	At December 31, 2020, each of our then-serving non-employee directors held options to purchase shares of our common stock as follows:

Director	Aggregate Number of Stock Options
Martyn D. Greenacre	424,000
Kenneth I. Kaitin, Ph.D.	424,000
Lori A. Kunkel, M.D.	419,000
Marc Rubin, M.D.	424,000

In February 2020, our board of directors took into consideration the company’s cash management needs and elected to forego cash compensation for the first six months of 2020. While our directors elected to forego cash compensation, we continued to reimburse our directors for reasonable, out-of-pocket expenses incurred in connection with attending board and/or committee meetings. After the company secured additional financing in June 2020 in our registered direct offering, our board of directors approved the following director cash compensation amounts for the six-month period from July 2020 to December 2020:

Non-employee directors other than Mr. Greenacre received a retainer of $22,500. In recognition of the additional duties and responsibilities of the Chairman, Mr. Greenacre received a retainer of $40,000. In addition, members of each of the following standing committees of the board were also paid the following additional retainers:

•	$5,000 — Audit Committee;

•	$3,750 — Compensation Committee; and

•	$2,500 — Nominating and Corporate Governance Committee.

The chair of each of the following standing committees of the board was also paid, in addition to his or her retainer as a member of such committee, an additional retainer as follows:

•	$5,000 — Audit Committee;

•	$3,750 — Compensation Committee; and

•	$2,500 — Nominating and Corporate Governance Committee.

In March 2021, our board of directors approved the following director cash compensation policy, consistent with past policies:

Non-employee directors other than Mr. Greenacre receive an annual retainer of $45,000. In recognition of the additional duties and responsibilities of the Chairman, Mr. Greenacre receives an annual retainer of $80,000. In addition, members of each of the following standing committees of the board are also paid the following additional annual retainers:

•	$10,000 — Audit Committee;

•	$7,500 — Compensation Committee; and

•	$5,000 — Nominating and Corporate Governance Committee.

The chair of each of the following standing committees of the board is also paid, in addition to his or her retainer as a member of such committee, an additional annual retainer as follows:

•	$10,000 — Audit Committee;

•	$7,500 — Compensation Committee; and

•	$5,000 — Nominating and Corporate Governance Committee.

Based upon the company’s 2021 peer group and Willis Tower Watson’s review of annual stock option awards for directors, in January 2021, each of our non-employee directors received a stock option award of 33,000 shares of common stock. Such stock option awards vest and become exercisable as to 100% of the underlying shares on January 28, 2022, the first anniversary of the date of grant, subject to the director’s continued service, have a term of ten years and are granted at fair market value on the date of grant.

Indemnification of Directors

Our Restated Certificate of Incorporation provides indemnification of our directors for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact of that such person serves as a director, to the maximum extent permitted by the General Corporation Law of Delaware. The Restated Certificate of Incorporation further provides that directors may be entitled to additional indemnification, under any agreement or vote of the directors.

We have entered into indemnification agreements with each of our non-employee directors. The indemnification provisions apply to each such director and state that we will indemnify him or her for claims arising in his or her capacity as our director, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the director must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director if the director is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case, the director is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the director, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions. For a discussion of our indemnification arrangements with Mr. Dentzer, see “Indemnification of Executive Officers.” In connection with our indemnification obligations, we have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2020 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,731,105	$2.51	5,362,905	(1)
Equity compensation plans not approved by security holders (2)	936,900	$4.33	N/A

Total	8,668,005	$2.71	5,362,905

(1)

Comprised of 3,765,515, shares available for grant under our Third Amended and Restated 2010 Plan, as amended, and 1,597,390 shares available for sale under our Amended and Restated 2010 ESPP. The 2010 Employee Stock Purchase Plan was approved by our stockholders in June 2010 and was amended to increase the number of shares authorized for issuance thereunder to 2,000,000 shares at our 2017 annual meeting. Our 2010 Stock Incentive Plan was approved by our stockholders in June 2010, our Amended and Restated 2010 Plan was approved by our stockholders in May 2013, an amendment to increase the number of shares authorized for issuance under our Amended and Restated 2010 Plan was approved by our stockholders in May 2015, our Second Amended and Restated 2010 Plan was approved by our stockholders in May 2017, and our Third Amended and Restated 2010 Plan, was approved by our stockholders in May 2018 to, among other things, add an additional 2,390,000 shares under the plan. In May 2019, our stockholders approved an amendment to the Third Amended and Restated 2010 Plan to increase the number of shares authorized for issuance pursuant thereto to 10,890,000. In June 2020, our stockholders approved the second amendment to the Third Amended and Restated 2010 Plan to increase the number of shares authorized for issuance pursuant thereto to 12,190,000.

(2)

Represents option awards granted to new employees outside of our stock incentive plans, each as a material inducement to such employee’s acceptance of employment. Each such grant was approved by our compensation committee pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) and disclosed in a press release. Inducement option awards have an exercise price equal to the closing price of our common stock on the date of the grant. Typically, such inducement stock option awards vest with respect to 25% of the shares underlying the award on the first anniversary of the employee’s date of hire, and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2020, the members of our compensation committee were Dr. Kaitin, Dr. Kunkel and Dr. Rubin.

During the fiscal year ended December 31, 2020, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that had one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K with Curis’s management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the compensation committee of our board of directors.

Marc Rubin, M.D. (Chair)
Kenneth I. Kaitin, Ph.D.
Lori A. Kunkel, M.D.

PROPOSAL 2 — APPROVAL OF THE FOURTH AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Introduction

At the annual meeting of stockholders, we are asking our stockholders to approve our Fourth Amended and Restated 2010 Plan to add an additional 11,000,000 shares under the plan. On April 6, 2010, our board of directors adopted the 2010 Stock Incentive Plan, which was approved by our stockholders at the June 3, 2010 annual meeting of stockholders. Since 2010, the plan has been amended to increase the shares available under the plan and make certain other changes as approved by our stockholders at our 2013, 2015, 2017, 2018, 2019 and 2020 annual meetings of stockholders. Following our 2020 annual meeting, the aggregate share limit authorized for issuance under our Third Amended and Restated 2010 Plan, as amended, was 12,190,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events).

On March 24, 2021, our board of directors adopted, subject to stockholder approval, our Fourth Amended and Restated 2010 Plan to increase the number of shares of our common stock available for issuance under the plan by 11,000,000 shares. If the Fourth Amended and Restated 2010 Plan is approved by our stockholders, the new aggregate share limit for the Fourth Amended and Restated 2010 Plan will be 23,190,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events).

As of March 29, 2021, 2,590,840 shares remain available for issuance under the Third Amended and Restated 2010 Plan, as amended. Therefore, assuming there are no grants from or shares returning to the plan between March 29, 2021 and the date of the annual meeting, upon stockholder approval of the Fourth Amended and Restated 2010 Plan, 13,590,840 shares will be available for future issuance.

As of March 29, 2021, stock options to purchase an aggregate of 10,011,243 shares of common stock were outstanding, and composed of 8,895,780 shares underlying options granted under our Third Amended and Restated 2010 Plan with a weighted average exercise price of $3.37 and a weighted average remaining contractual life of 8.14 years, and 1,115,463 shares underlying options granted as inducement awards with a weighted average exercise price of $5.13 and a weighted average remaining contractual life of 7.50 years. Additionally, as of March 29, 2021, 10,312 restricted stock awards were outstanding under all equity incentive plans in aggregate. No other awards were outstanding under any equity incentive plans.

Highlights of the Fourth Amended and Restated 2010 Stock Incentive Plan

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No liberal share recycling. The Fourth Amended and Restated 2010 Plan prohibits the re-granting of shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations and shares repurchased on the open market using proceeds from the exercise of an award.

•	Fungible Share Pool. Full-value awards count against the share limits under the Fourth Amended and Restated 2010 Plan as 1.3 shares for each share of common stock subject to the award.

•	Per Participant Limit. The Fourth Amended and Restated 2010 Plan provides a plan participant limit of 1,200,000 shares per calendar year under the plan.

•	No Repricing of Awards. The Fourth Amended and Restated 2010 Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights (SARs) without stockholder approval.

•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the Fourth Amended and Restated 2010 Plan may provide for the payment or accrual of dividend equivalents.

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Dividends & Dividend Equivalents on Restricted Stock and Restricted Stock Units Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock or restricted stock units will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

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Includes Limits on Awards to Non-Employee Directors. The Fourth Amended and Restated 2010 Plan includes a limit of $400,000 on the aggregate compensation that can be paid by the company per calendar year to each individual non-employee director of the company, inclusive of cash compensation and the fair market value (determined for financial reporting purposes) of any equity awards.

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Minimum Vesting for All Awards. The Fourth Amended and Restated 2010 Plan requires that all Awards granted to all participants in the plan on or after May 15, 2018 have a minimum vesting period of at least one year, unless the Award is granted in lieu of salary, bonus or other compensation earned by the participant, and, provided, that up to 5% of the maximum number of authorized shares available for issuance under the plan may be granted without regard to the minimum vesting limitations.

•	Term of the Fourth Amended and Restated 2010 Plan. The Fourth Amended and Restated 2010 Plan provides for a term that expires on May 14, 2028.

Based solely on the closing price of our common stock as reported on the Nasdaq Global Market on March 29, 2021, and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase to add an additional 11,000,000 shares, the maximum aggregate market value of the common stock that could potentially be issued under the Fourth Amended and Restated 2010 Plan is $153,032,858.

Why We Are Requesting Stockholder Approval For the Fourth Amended and Restated 2010 Plan

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the company by providing such persons with equity ownership opportunities and performance-based incentives. Our board believes that adding an additional 11,000,000 shares to the Fourth Amended and Restated 2010 Plan will provide sufficient shares for us to continue to grant meaningful long-term incentive compensation to our current and future employees through approximately 2023, assuming that our employee base grows as we continue to advance our drug candidates and development programs.

Our ability to award meaningful long term incentive compensation under the Fourth Amended and Restated 2010 Plan is critical to secure, retain and incentivize talented service providers and to respond to market conditions and best practices. We operate in an extremely competitive environment with respect to the hiring and retention of qualified employees. As a result, our approach to compensation considers the full range of compensation techniques that enable us to compete with our peers to fully engage, attract and retain the highly skilled individuals required to support our business. Equity compensation is one of the critical components of our compensation package because it (i) develops a culture of ownership among our employees, (ii) aligns the interests of employees and non-employee directors with the interests of our other stockholders and (iii) preserves our cash resources. We believe that the addition of 11,000,000 shares of our common stock under the Fourth Amended and Restated 2010 Plan will allow us to continue to recruit leading professionals for key positions within our company as well as to retain and incentivize our current employees.

We strongly believe that the approval of the Fourth Amended and Restated 2010 Plan is instrumental to our ability to succeed. Accordingly, we are seeking stockholder approval of the Fourth Amended and Restated 2010 Plan.

Burn Rate and Overhang

In developing our share request for the Fourth Amended and Restated 2010 Plan and analyzing the impact of utilizing equity on our stockholders, we considered both our “burn rate” and our “overhang,” which we consider to be important metrics of how our equity compensation program affects our stockholders.

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Compared to Institutional Shareholder Services’ GICS 3520 (Pharmaceuticals, Biotechnology & Life Sciences) companies and Non-Russell 3000 benchmark (2021) of 9.46%, we have determined that our burn rate is generally lower than the typical biotechnology company, except our burn rate for 2019 was slightly above the Non-Russell 3000 burn rate benchmark. Set forth below is a table that reflects our burn rate for the 2020, 2019, and 2018 calendar years as well as the average over those years.

Calendar Year	Shares subject to Equity Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2020	3,368,150	48,670,381	6.9%
2019	4,033,365	33,180,516	12.2%
2018	2,366,846	33,118,393	7.1%
Three-Year Average	3,256,120	38,323,097	8.5%

(1)	“Gross burn rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for the grant of future awards, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for the grant of future awards and (c) the common shares outstanding for the respective reporting period. As of March 29, 2021, there were 10,011,243 shares underlying all option awards outstanding, composed of 8,895,780 shares underlying options granted under our Third Amended and Related 2010 plan and 1,115,463 shares underlying options granted as inducement awards, there were 2,590,840 shares available for future award grants, and the number of common shares outstanding, as of March 29, 2021, was 91,519,060 including 10,312 shares of restricted common stock. Accordingly, our overhang at March 29, 2021 was 12.1%. If the additional 11,000,000 shares proposed to be authorized for grant under the Fourth Amended and Restated 2010 Plan are included in the calculation, our overhang would have been 20.5% at March 29, 2021.

Description of the Fourth Amended and Restated 2010 Plan

The following summary of the Fourth Amended and Restated 2010 Plan is qualified in its entirety by reference to the full text of the Fourth Amended and Restated 2010 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. If our stockholders do not approve the Fourth Amended and Restated 2010 Plan, the Third Amended and Restated 2010 Plan, as amended, will remain in effect.

Number of Shares Available for Award

Up to 23,190,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Fourth Amended and Restated 2010 Plan, if such plan is approved by our stockholders. As of March 29, 2021 and without reflecting the additional 11,000,000 shares that would be available for issuance of awards following the approval of the Fourth Amended and Restated 2010 Plan, 2,590,840 shares remained available for issuance under the Third Amended and Restated 2010 Plan, as amended.

The Fourth Amended and Restated 2010 Plan uses a “fungible share” concept under which each share of stock subject to awards granted as options and stock appreciation rights, or SARs, causes one share per share under the award to be removed from the available share pool, while each share of stock subject to awards granted as restricted stock, restricted stock units, other stock-based awards or performance awards where the price charged for the award is less than 100% of the fair market value of our common stock will cause 1.3 shares per share under the award to be removed from the available share pool. Shares covered by awards under the Fourth Amended and Restated 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

Types of Awards

The Fourth Amended and Restated 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards as described below.

Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only with an exercise price that is equal to or greater than the fair market value of the common stock on the date of grant, provided that if our board approves the grant of an option effective as of a future date, the exercise price may be not less than 100% of the fair market value on such future date. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of Curis may not have an exercise price that is less than 110% of the fair market value on the date of grant. No option will provide for the payment or accrual of dividend equivalents. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Curis). The Fourth Amended and Restated 2010 Plan permits the following forms of payment of the exercise price of options:

•	cash or check;

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subject to certain conditions, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or delivery by the participant to us of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding;

•	subject to certain conditions, delivery of shares of common stock owned by the participant valued at their fair market value;

•	to the extent provided for in the applicable non-statutory stock option agreement or approved by the board in its sole discretion, by delivery of a notice of “net exercise” to us;

•	any other lawful means; or

•	any combination of these forms of payment.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the measurement price specified in the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of an SAR effective as of a future date, the measurement price may not be less than 100% of the fair market value on such future date. No SAR will provide for the payment or accrual of dividend equivalents. SARs may not be granted for a term in excess of 10 years. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest (or on a deferred basis) pursuant to the terms and conditions established by our board. To the extent a restricted stock unit award provides the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock (referred to as “dividend equivalents”), the Fourth Amended and Restated 2010 Plan provides that such dividend equivalents must be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Fourth Amended and Restated 2010 Plan, our board has the right to grant other awards based upon our common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future. Our board may also grant performance awards or cash-based awards. Any dividends or dividend equivalents with respect to other stock-based awards, cash-based awards or performance awards must be subject to the same restrictions on transfer and forfeitability as the award with respect to which such dividend equivalents are awarded.

Performance Conditions. The compensation committee may determine, at the time of grant, that an award of restricted stock, a restricted stock unit award or other stock-based award will vest solely upon the achievement of specified performance criteria. Performance awards can also provide for cash payments of up to $1,000,000 per calendar year per individual. The performance criteria for each such award will be based on one or more of the following measures:

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the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

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the achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board from time to time;

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specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment or improvement of financial ratings; and

•	achievement of balance sheet or income statement objectives or total stockholder return.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or alternatively situated. Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset; and

•	charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different awards; may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and, to the extent the award was intended to qualify as performance-based compensation under Section 162(m) of the Code, are set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). To the extent the performance awards were intended to qualify as performance-based compensation under Section 162(m) of the Code, the compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and may not waive the achievement of the applicable performance measures except in the case of the participant’s death or disability or a change in control. We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

We note that though the Fourth Amended and Restated 2010 Plan retains provisions that relate to Section 162(m) of the Code, these provisions are, in large part, no longer relevant due to elimination of the “performance-based compensation” exception to the deduction limitation of Section 162(m) pursuant to tax legislation enacted in 2017 commonly known as the Tax Cuts and Jobs Act. Under the Fourth Amended and Restated 2010 Plan, our board may, however, continue to make awards of restricted stock, restricted stock units, or other stock-based awards that will vest solely upon the achievement of specified performance criteria that are not intended to qualify for deduction under Section 162(m). Any such awards may be based on the performance criteria described above or other performance measures, may be subject to the adjustments described above or other adjustments, and may be set at the time, in each case, as our board may determine.

Transferability of Awards

Except as our board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers and directors, as well as consultants and advisors to us, are eligible to be granted awards under the Fourth Amended and Restated 2010 Plan. Approximately 37 individuals are eligible to participate under the Fourth Amended and Restated 2010 Plan including, 30 employees (other than executive officers), 3 executive officers, and 4 non-employee directors. Under present law, however, incentive stock options may only be granted to our employees or those of our present or future parent or subsidiary corporations.

Subject to adjustment in the event of stock splits and other similar events, the maximum number of shares with respect to which awards may be granted to any participant under the Fourth Amended and Restated 2010 Plan may not exceed 1,200,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award and each share of common stock subject to an award (including each share of common stock subject to an award of restricted stock, a restricted stock unit award, other stock-based award or performance award) shall be treated as one share.

The Fourth Amended and Restated 2010 Plan limits to $400,000 the aggregate compensation that the company can pay per calendar year to each individual non-employee director of the company, inclusive of cash compensation and the fair market value (determined for financial reporting purposes) of any equity awards.

Minimum Vesting Provisions

The Fourth Amended and Restated 2010 Plan requires that all awards granted to all participants in the plan on or after May 15, 2018 have a minimum vesting period, whether by passage of time or achievement of performance metrics, of at least one year, unless the award is granted in lieu of salary, bonus or other compensation earned by the participant, provided that up to 5% of the maximum number of authorized shares available for issuance under the plan may be granted without regard to the minimum vesting provisions.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees or to consultants and advisors under the Fourth Amended and Restated 2010 Plan because awards under the Fourth Amended and Restated 2010 Plan are determined by our board of directors in its discretion. Accordingly, in lieu of providing the information regarding benefits that will be received under the Fourth Amended and Restated 2010 Plan, the following table sets forth information about equity-based awards granted under the Third Amended and Restated 2010 Plan, as amended, during the fiscal year ended December 31, 2020, to (i) each of our current named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, (iv) all current non-executive officers and employees as a group, (v) each nominee for director, (vi) each associate of any director, executive officer or nominee for director, and (vii) any current 5% holder or future 5% holder of awards issued pursuant to the Fourth Amended and Restated 2010 Plan.

Name and Position	Number of Shares Subject to Stock Awards (#)
James E. Dentzer President and Chief Executive Officer	750,000
Robert E. Martell, M.D., Ph.D. Head of Research and Development	385,000
William E. Steinkrauss Chief Financial Officer	385,000
All Current Executive Officers as a Group (3 persons)	1,520,000
All Current Non-Employee Directors as a Group (4 persons)	720,000
All Current Non-Executive Officers and Employees as a Group (31 persons)	1,128,150
James E. Dentzer Nominee for Director	(1)
Lori A. Kunkel, M.D. Nominee for Director	180,000
Each associate of any Director, Executive Officer, or Nominee for Director	—
All Current 5% Holder or Future 5% Holder of Awards	—

(1)	See number of shares listed above for Mr. Dentzer.

Administration

The Fourth Amended and Restated 2010 Plan is administered by our board. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Fourth Amended and Restated 2010 Plan and to interpret the provisions of the Fourth Amended and Restated 2010 Plan. Our board may construe and interpret the terms of the Fourth Amended and Restated 2010 Plan and any award agreements entered into under the Fourth Amended and Restated 2010 Plan. Pursuant to the terms of the Fourth Amended and Restated 2010 Plan, our board may, subject to certain limitations, delegate authority under the Fourth Amended and Restated 2010 Plan to one or more committees or subcommittees of our board. Discretionary awards to non-employee directors may be granted and administered only by our board or a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Stock Market Marketplace Rules. Subject to certain limitations, the board may delegate to one or more officers the power to grant awards and to exercise such other powers under the Fourth Amended and Restated 2010 Plan as the board may determine.

Subject to any applicable limitations contained in the Fourth Amended and Restated 2010 Plan, our board or any committee to whom our board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, awards of restricted stock, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

Our board is required to make appropriate adjustments in connection with the Fourth Amended and Restated 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Fourth Amended and Restated 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

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any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	our liquidation or dissolution.

In connection with a Reorganization Event, our board of directors or the compensation committee may take any one or more of the following actions as to all or any outstanding awards (other than restricted stock) on such terms as the board or compensation committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised stock options or other unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

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in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or “Acquisition Price”, make or provide for a cash payment to an award holder equal to, to the extent the exercise price does not exceed the Acquisition Price, (i) the Acquisition Price times the number of shares of our common stock subject to the vested portion of the holder’s awards (after giving effect to any acceleration of vesting that occurs upon or immediately prior to the Reorganization Event) minus (ii) the aggregate exercise price of such portion of the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock shall inure to the benefit of our successor and shall, unless our board of directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that our board of directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between us and a Fourth Amended and Restated 2010 Plan participant, either initially or by amendment. Upon the occurrence of a Reorganization Event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or award of restricted stock or any other agreement between us and a Fourth Amended and Restated 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as defined in the Fourth Amended and Restated 2010 Plan), the vesting schedule of all options and awards of restricted stock then outstanding shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested and/or free from restrictions and conditions on any date after the date of the Change in Control Event shall immediately become exercisable or free from restrictions and conditions, as applicable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option or award of restricted stock, with one-half of the number of shares that would otherwise have become vested and/or free from restrictions and conditions on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such option and award of restricted stock shall be immediately exercisable in full and/or free from restrictions and conditions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the company or the Acquiring Corporation (as defined in the Fourth Amended and Restated 2010 Plan) is terminated for Good Reason (as defined in the Fourth Amended and Restated 2010 Plan) by the participant or is terminated without Cause (as defined in the Fourth Amended and Restated 2010 Plan) by us or the Acquiring Corporation.

Our board of directors may specify in an award at the time of grant the effect of a Change in Control Event on an SAR or other stock-based award.

Our board of directors or the compensation committee may at any time after the grant date provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions or otherwise realizable in full or in part, as the case may be. However, if any participant terminates his or her employment with the company due to the participant’s death or disability, all awards held by the participant will automatically become fully vested, exercisable, realizable or free from restrictions.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the Fourth Amended and Restated 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Fourth Amended and Restated 2010 Plan. Substitute awards will not count against the overall share limit or any sublimits under the Fourth Amended and Restated 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is otherwise appropriate under a change in capitalization, a reorganization event or a Change in Control Event), the Fourth Amended and Restated 2010 Plan provides that we may not:

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amend any outstanding stock option or SAR granted under the Fourth Amended and Restated 2010 Plan to provide an exercise price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the Fourth Amended and Restated 2010 Plan) and grant in substitution therefor new awards under the Fourth Amended and Restated 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel for cash any options or SARs that then have exercise or measurement prices per share above the fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Provisions for Foreign Participants

Our board of directors or the compensation committee may modify awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the Fourth

Amended and Restated 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the Fourth Amended and Restated 2010 Plan after May 14, 2028, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the Fourth Amended and Restated 2010 Plan; provided that, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement, including amendments with regard to the prohibition on repricing or the minimum vesting provisions, will become effective until such stockholder approval is obtained.

Subject to certain limitations, the board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization and converting an incentive stock option to a non-statutory stock option.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Fourth Amended and Restated 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Additionally, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-Statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-Statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Fourth Amended and Restated 2010 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE FOURTH AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

On March 2, 2021, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 151,875,000 to 227,812,500. Our Restated Certificate of Incorporation authorized 151,875,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 91,519,060 shares of common stock and zero shares of preferred stock were outstanding as of March 29, 2021, the record date for our annual meeting. The proposed amendment would not increase or otherwise affect our authorized preferred stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.

A copy of the amendment to our Restated Certificate of Incorporation is attached as Exhibit B to this proxy statement. If our stockholders approve the proposal, subject to the discretion of the board, we will file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

Purpose

Our board of directors believes that it is in the best interests of our company and our stockholders to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•

financing transactions, such as public or private offerings of common stock or convertible securities, including under our sales agreement, or the ATM Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, and JonesTrading Institutional Services LLC, or Jones Trading, and our Common Stock Purchase Agreement, or the Purchase Agreement, with Aspire Capital;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments or acquisitions of other businesses or assets; and

•	other corporate purposes that have not yet been identified.

We currently have no specific plans, arrangements or understandings to issue additional shares of common stock, except for the issuance of common stock pursuant to our equity incentive plans, inducement grant awards or exercise and vesting of our outstanding options and restricted stock units, and any potential issuances under the ATM Agreement and Purchase Agreement as described below. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.

We have entered into agreements as described below, pursuant to which we may issue shares of our common stock following such an increase in our authorized shares. On February 26, 2020, we entered into the Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, Aspire Capital is committed to purchase up to an aggregate of $30.0 million (of which $8.4 million has been purchased as of March 29, 2021 by Aspire Capital) of shares of our common stock over the 30-month term of the Purchase Agreement. On March 16, 2021, we entered into the ATM Agreement with Cantor Fitzgerald and Jones Trading, pursuant to which we may sell from time to time up to $100,000,000 of shares of our common stock through an “at the market offering” program under which Cantor and JonesTrading will act as sales agents (under which no sales have been made as of March 29, 2021). We may choose to sell shares of our common stock pursuant to the Purchase Agreement and ATM Agreement in the future.

As of March 29, 2021, the record date of our annual meeting, a total of 91,519,060 shares of common stock were issued and outstanding, and there were no shares of preferred stock issued or outstanding. As of March 29, 2021, there were options to purchase an aggregate of 10,011,243 shares of common stock outstanding, composed of 8,895,780 shares underlying options granted under our Third Amended and Restated 2010 plan and 1,115,463 shares underlying options granted as inducement awards. Additionally, an aggregate of 2,590,840, shares of common stock are reserved for future issuance under our Third Amended and Restated 2010 Plan, and 1,597,390 shares of common stock are reserved for issuance under our Amended and Restated 2010 ESPP. Accordingly, out of the 151,875,000 shares of common stock authorized, 91,519,060 shares are issued and outstanding, 14,199,473 shares are reserved for issuance and 46,156,467 authorized shares of common stock remain for future issuance.

Possible Effects of the Amendment

If the amendment to our Restated Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Global Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a takeover of the company, and the amendment to our Restated Certificate of Incorporation has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of common stock be used as a type of anti-takeover device.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2017 annual meeting, our stockholders approved, on an advisory, non-binding basis, an annual advisory vote on the compensation of our executive officers. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on the compensation of our executive officers every year until the next vote in 2023 on the preferred frequency of such advisory votes.

We held our most recent “say-on-pay” advisory stockholder vote on the compensation of our executive officers at the 2020 virtual annual meeting. This advisory vote was supported by our stockholders with 93.08% of the voted shares voting “for” such proposal. Our compensation committee considered the results of this advisory stockholder vote in determining the compensation for our executive officers in 2021. The compensation committee continues to believe that its pay-for-performance philosophy in determining the compensation of executive officers, as further described herein, best achieves the desired alignment of our compensation objectives.

Our executive compensation programs are designed to attract and retain key executive officers critical to our long-term success, to recognize and reward overall company performance and each executive officer’s individual performance and level of responsibility, as well as to align our executive officers’ incentives with stockholders’ interests. Cash compensation, including annual cash bonus incentive, is a basic element of our executive officers’ total compensation. In addition, a significant portion of our executive officers’ realizable compensation is tied to the performance of our company and our stock price. We believe stock-based compensation aligns our executive officers’ interest and our stockholders’ interest in incentivizing our executive officers to achieve performance objectives and to create long-term stockholder value. If our executive officers are unable to create long-term stockholder value and the price of our stock declines, then the realizable value of such executive officer’s long-term stock-based compensation also declines. Consistent with its pay-for-performance philosophy, our compensation committee may elect to decrease any executive officer’s compensation, or take other corrective or remedial steps, for non-performance.

The “Executive and Director Compensation and Related Matters” section of this proxy statement beginning on page 29, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the compensation committee and our board of directors with respect to the fiscal year ended December 31, 2020.

Our board of directors is asking stockholders to approve, on an advisory basis, a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to Curis’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), create or imply any change to our fiduciary duties or those of our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS PROPOSAL.

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 26, 2002. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS CURIS’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The board knows of no other business that will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2022 Annual Meeting

Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2022 annual meeting of stockholders, including with respect to the nomination of directors, must be submitted to our secretary at our offices, 128 Spring Street, Building C — Suite 500, Lexington, MA 02421, no later than December 15, 2021.

If a stockholder of Curis wishes to present a proposal at the 2022 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, including with respect to the nomination of directors, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days’ prior to the 2022 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2022 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2022 annual meeting has not yet been established, but assuming it is held on May 27, 2022, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2022 annual meeting would need to be provided to our secretary no earlier than February 26, 2022, and no later than March 28, 2022. If a stockholder fails to provide timely notice of a proposal to be presented at the 2021 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2020 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 128 Spring Street, Building C — Suite 500, Lexington, MA 02421, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2020 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder (if the shares you own are held in “street name”), or you may contact us at the above address or telephone number.

Exhibit A

CURIS, INC.

FOURTH AMENDED AND RESTATED

2010 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Fourth Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of Curis, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards and Cash-Based Awards (each as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by the Board or a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules (the “Independent Committee”).

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 23,190,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as 1.3 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award of Restricted Stock, Restricted Stock Unit Award, Other Stock-Based Award or Performance Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.3 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.3 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sublimits.

(1) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,200,000 per calendar year. For purposes of the foregoing limit, (i) the combination of an Option in tandem with an SAR shall be treated as a single Award and (ii) each share of Common Stock subject to an Award (including each share of Common Stock subject to a Full-Value Award) shall be treated as one share. The per participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Non-Employee Directors. The maximum value (calculated based on grant date fair value for financial reporting purposes) of shares of Common Stock subject to Awards granted in any calendar year to any individual non-employee director, together with the amount of any cash compensation paid to any such individual non-employee director in such calendar year, shall not exceed $400,000 in the aggregate.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(d) Minimum Vesting Limitations for All Awards. Subject to Section 11(h), no Award granted on or after May 15, 2018 to any Participant shall vest, either by passage of time or achievement of performance, earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to

Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Curis, Inc., any of Curis, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) per share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding

Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock. Any Dividend Equivalents must be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which such Dividend Equivalents are awarded.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Any Dividend Equivalents with respect to Other Stock-Based Awards or Cash-Based Awards must be subject to the same restrictions on transfer and forfeitability as the Awards with respect to which such Dividend Equivalents are awarded.

9. Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9(a) (“Performance Awards”). Subject to Section 9(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1.0 million per calendar year per individual.

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases;

(vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; and/or (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings and (ix) achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures, may be subject to these or other adjustments, and may be set at the time, in each case, as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Any Dividends and/ or Dividend Equivalents with respect to Performance Awards must be subject to the same restrictions on transfer and forfeitability as the Awards with respect to which such Dividends and/or Dividend Equivalents are awarded.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

(A) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company

Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(B) “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six months following the Company’s receipt of such notice.

(C) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

(2) Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(3) Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(4) Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(5) Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 10(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code. If the transaction or event described in this Section 10(c) would not constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code, then, in connection with such transaction or event, Awards that are subject to Section 409A will be treated as provided under Section 10(b).

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous (i.e., not for value) transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. Notwithstanding anything herein to the contrary, upon a termination or cessation of employment or other status of the Participant due to the Participant’s death or disability, all awards held by such Participant shall automatically become fully vested, exercisable or realizable, as the case may be. Except as described in the preceding sentence, the Board shall determine the effect on an Award of any termination or cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings or Sections 4(d) and 9(a) with respect to the vesting of Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time after the grant date provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a

Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after May 14, 2028, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. If and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Exhibit B

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF

CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:    That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation.

SECOND:    That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the Board of Directors and holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD:    That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:

“FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.01 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 232,812,500 shares, consisting of 227,812,500 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [            ] day of [                    ], 2021.

By:	James E. Dentzer
Title:	President and Chief Executive Officer

B-1

CURIS, INC. 128 SPRING STREET, BUILDING C - SUITE 500 LEXINGTON, MA 02421

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CRIS2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D39565-P49610 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURIS, INC. The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of two Class I directors	☐	☐	☐

Nominees:

01) James E. Dentzer
02) Lori A. Kunkel, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain

2.	To approve the Fourth Amended and Restated 2010 Stock Incentive Plan to reserve an additional 11,000,000 shares of Common Stock for issuance under the plan.						☐	☐	☐

3.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 151,875,000 to 227,812,500.						☐	☐	☐

4.	To approve an advisory vote on executive compensation.						☐	☐	☐

5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held May 27, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

AND SHOULD BE RETURNED AS SOON AS POSSIBLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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D39566-P49610

CURIS, INC.

Annual Meeting of Stockholders

May 27, 2021 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) James E. Dentzer and William E. Steinkrauss, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the “Company”) to be held online on Thursday, May 27, 2021, at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/CRIS2021, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Virtual attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE “FOR ALL” THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side